UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

NovoCure Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 Proxy Statement

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2018

To the shareholders of NovoCure Limited:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (“Annual Meeting”) of NovoCure Limited, a Jersey (Channel Islands) corporation (referred to herein as the “Company”, “Novocure”, “we”, “us” or “our”), will be held on May 31, 2018, at 10:00 a.m. U.S. Eastern Standard Time (EST), at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, for the following purposes:

1.

To elect six directors named in the Proxy Statement, two of whom will be designated as Class II directors, to hold office until the 2020 annual general meeting of shareholders and four of whom will be designated as Class III directors, to hold office until the 2021 annual general meeting of shareholders or until their successors are duly elected and qualified or until their offices are vacated;

2.

The approval and ratification of the appointment, by the Audit Committee of our Board of Directors (the “Board”), of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY Global”), as the auditor and independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2018;

3.	A non-binding advisory vote to approve executive compensation;
4.	A non-binding advisory vote to approve the frequency of the advisory vote on executive compensation; and
5.

The approval of an amendment to our Articles of Association (the “Articles”) to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings.

The foregoing items of business, four of which will be proposed as ordinary resolutions (Proposals 1-4) and one of which will be proposed as a special resolution within the meaning of our Articles (Proposal 5), are more fully described in the Proxy Statement. Only shareholders who owned our ordinary shares at the close of business on March 27, 2018 (the “Record Date”) can vote at this meeting or at any adjournments that take place or postponements thereof.

A shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint one or more proxies to attend and vote in the place of such shareholder and such proxy or proxies need not also be a shareholder of the Company. We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, shareholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability”) on or about April [●], 2018 to our shareholders of record as of the close of business on the Record Date. The Notice of Internet Availability contains

2018 Proxy Statement

instructions for accessing the proxy materials on the Internet, including the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”), and provides information on how shareholders may obtain paper copies free of charge. The Notice of Internet Availability also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our Board with regard to each matter; and information on how to attend the meeting.  Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of mailing these materials.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. Other than voting in person at the Annual Meeting, you may vote over the Internet, by telephone or by completing and mailing a proxy card or voting instruction card forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or voting instruction card forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board of Directors recommends that you vote FOR the election of the two Class II and four Class III director nominees named in Proposal 1 of the Proxy Statement, FOR the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018, FOR the non-binding advisory vote to approve executive compensation, every ONE YEAR as the frequency of the advisory vote to approve executive compensation, and FOR the amendment of our Articles to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings.

By Order of the Board of Directors

William F. Doyle Chairman of the Board of Directors

St. Helier, Jersey, Channel Islands

April [●], 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2018

The Proxy Statement, Notice of Annual General Meeting of Shareholders

and Annual Report are available at www.proxyvote.com.

2018 Proxy Statement

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	12
PROPOSAL 1—Election of Four Class II Directors	17
Class II Nominees for Election to a Two-Year Term Expiring at the 2020 Annual General Meeting of Shareholders	18
Class III Nominees for Election to a Three-Year Term Expiring at the 2021 Annual General Meeting of Shareholders	19
Class I Directors Continuing in Office until the 2019 Annual General Meeting of Shareholders	21
PROPOSAL 2—Ratification of Approval and Appointment of Independent Registered Public Accounting Firm	24
Principal Accountant Fees and Services	24
Pre-Approval Policies and Procedures	24
PROPOSAL 3—Non-Binding Advisory Vote on the Approval of Executive Compensation	25
PROPOSAL 4—Non-Binding Advisory Vote to Approve the Frequency of the Advisory Vote on Executive Compensation	26
PROPOSAL 5—Approval of the Amendment of the Articles to Remove the Classified Structure of Our Board and Provide for the Annual Election of Directors and to Allow Appointment of New Directors Between Annual Meetings	27
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	29
CORPORATE GOVERNANCE	30
Independence of the Board of Directors	30
Board Leadership Structure	30
Role of Board in Risk Oversight Process	31
Board Committees	32
Meetings of the Board of Directors, Board and Committee Member Attendance, and Annual Meeting Attendance	35
Director Nomination Process	35
Code of Ethics	36
Corporate Governance Guidelines	37
Shareholder Communications with the Board of Directors	37
Compensation Committee Interlocks and Insider Participation	37
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38
Related party transaction policy	38
DIRECTOR COMPENSATION	39
Current Compensation Structure	39
Compensation	40
EXECUTIVE COMPENSATION	42
Compensation Policies and Practices	52
Summary Compensation Table	54
Outstanding Equity Awards at 2017 Fiscal Year End	58
Potential Payment upon Termination or Change in Control	59

2018 Proxy Statement

2018 Proxy Statement

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

PROXY STATEMENT SUMMARY

This Proxy Statement Summary contains highlights of certain information in this Proxy Statement. This Summary does not contain all the information that you should consider prior to voting. Please review the complete Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”) that accompanies the Proxy Statement for additional information.

2018 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, May 31, 2018, at 10:00 a.m. U.S. Eastern Standard Time (“EST”)

Place:	Second Floor, No. 4 The Forum,
Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF

Record Date:	March 27, 2018

Voting Deadline:	Votes submitted by Internet, telephone or mail must be received by 11:59 p.m. EST on May 28, 2018 to be counted. Shareholders may also vote in person at the Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter	Board Recommendation	Page Number with More Information
Election of the two Class II and four Class III director nominees	FOR all nominees	[●]
Approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018	FOR	[●]
Non-binding advisory vote to approve executive compensation	FOR	[●]
Non-binding advisory vote to approve the frequency of the advisory vote on executive compensation	ONE YEAR	[●]

Approval of the amendment of our Articles of Association (the “Articles”) to remove the classified structure of our Board of Directors (the “Board”), provide for the annual election of directors and allow our Board to appoint new directors between annual meetings

	FOR	[●]

2018 Proxy Statement

DIRECTOR NOMINEES

You have the opportunity to vote on the election of the following nominees for director. Additional information regarding each director nominee’s experience, skills and qualifications to serve as a member of the Board can be found in the Proxy Statement under Proposal No. 1 – Election of Directors.

Name	Age	Years on Board	Occupation	Independent	Committees
Asaf Danziger	51	6	Chief Executive Officer, Novocure	No	None
William F. Doyle	55	14	Executive Chairman, Novocure	No	None
David T. Hung	59	—	Former Chief Executive Officer of Axovant Sciences, Inc. and Medivation, Inc.	Yes	N/A
Sherilyn D. McCoy	59	—	Former Chief Executive Officer of Avon Products, Inc.	Yes	N/A
Charles G. Phillips, III	69	6	Former Chief Operating Officer of Prentice Capital Management, LLC	Yes	Audit and Compensation
William A. Vernon	62	12	Former Chief Executive Officer of Kraft Foods Group, Inc.	Yes	Compensation and Nominating and Corporate Governance

2018 Proxy Statement

BOARD AND DIRECTOR NOMINEE HIGHLIGHTS

•	6 director nominees; 4 are independent
•	Average age of director nominees is 59
•	Average tenure of director nominees, excluding first-time nominees, is 9 years
•	2 new director nominees in 2018
•	One director nominee is female
•	Highly qualified directors reflect broad mix of business backgrounds, skills and experiences

CORPORATE GOVERNANCE HIGHLIGHTS

•	Separate Executive Chairman of the Board and Chief Executive Officer positions
•	Strong Lead Independent Director position
•	3 fully independent Board committees
•	Executive session of independent directors held at each regularly-scheduled Board meeting
•	Frequent Board and committee meetings to ensure awareness and alignment
•	6 Board meetings in 2017
•	16 standing committee meetings in 2017
•	2 special committee meetings in 2017
•	On average, directors attended 95% of Board and committee meetings held in 2017
•	Annual Board and committee self-assessments and discussions with individual directors
•	Strong clawback and anti-hedging/anti-pledging policies
•	Senior executives do not receive tax gross-ups on severance or change in control benefits
•	Significant share ownership requirements for directors and senior executives
•	Our Board and its committees have an active role in risk oversight

2018 Proxy Statement

2017 CORPORATE ACHIEVEMENTS

•	Active patient growth of 68% year over year, with 1,834 active patients on Optune at December 31, 2017;
•	Delivery of $177.0 million in net revenues, driven by increased Optune adoption and by an increase in net revenues per patient;
•	Publication of the full 695 patient data from our phase 3 pivotal EF-14 trial in newly diagnosed GBM in the Journal of the American Medical Association (JAMA);
•	Opening two additional phase 3 pivotal clinical trials in pancreatic cancer and non-small cell lung cancer;
•	Receipt of a humanitarian use device designation for the use of Tumor Treating Fields for the treatment of pleural mesothelioma;
•	Obtaining national reimbursement decisions for Optune in Japan and Austria;
•	Securing positive coverage of Optune for more than 96% of Americans with private health insurance;
•	An increase in our closing share price from $7.85 on December 30, 2016 to $20.20 on December 29, 2017, the last trading day of each year; and
•	114% year-over-year revenue growth with only 11% year-over-year increase in SG&A expenses, reflecting management’s ongoing commitment to driving operating leverage.

GENERAL INFORMATION

Stock Symbol	NVCR
Exchange	NASDAQ
Ordinary Shares Outstanding on the Record Date	90,398,901
Registrar and Transfer Agent	Computershare Shareowner Services LLC
Principal Office	Second Floor, No. 4 The Forum, Grenville Street St. Helier, Jersey, Channel Islands JE2 4UF
Corporate Website	www.novocure.com

2018 Proxy Statement

EXECUTIVE COMPENSATION HIGHLIGHTS

The primary objectives of our executive compensation program are to attract, retain and motivate superior executive talent, to provide incentives that reward the achievement of performance goals that we believe support the enhancement of shareholder value and to align the executives’ interests with those of shareholders through long-term incentives. To achieve these objectives, our executive compensation program includes the following key features:

We Pay for Performance by delivering incentive compensation as a significant portion of total compensation so that our executives are properly motivated to achieve or exceed our key objectives.

•	Payouts under our annual cash incentive program for 2017 were 100% performance based.
•	Annual equity grants are delivered via a blend of share options and time-based restricted share units.
•	Equity awards granted to our Executive Chairman include performance-based share options, which will be earned based on achievement of pre-determined share price performance goals.
•	Share options granted to our executives will only have value to the extent our share price increases over the long term.

We Pay Competitively by targeting total cash compensation and total direct compensation for each of our executives based on a review of market data for our defined market for talent.

•	We regularly review and, as appropriate, make changes to our peer group to ensure it is representative of our market for talent, our business portfolio, our overall size and our global footprint.
•

In addition to review of market data, we also consider the Company’s and the executive’s performance, internal comparisons, potential, scope of position, retention needs, dilution constraints and other factors deemed appropriate.

•

Given the location of our executives in both Israel and the United States, we benchmark not only against our peers but also in consideration of customary executive compensation practices in Israel and the United States.

•	We provide perquisites and benefits that we believe are competitive and customary, but not excessive.

We Align Our Compensation Program with Shareholder Interests by providing a significant portion of each executive’s compensation opportunity in the form of equity and requiring executive share ownership.

•	Following the rise in the Company’s share price in 2017, all of our executives have meaningful equity value in their equity holdings, maintaining the retention value of the program.
•	Share ownership requirements for our executives range from 5x salary (for our CEO and Executive Chairman) to 3x salary (for other executives).

2018 Proxy Statement

The Board of Directors (“Board”) of NovoCure Limited (referred to herein as the “Company”, “Novocure”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2018 Annual General Meeting of Shareholders to be held on Wednesday, May 31, 2018, at 10:00 a.m. U.S. Eastern Standard Time (“EST”), at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, and any adjournment or postponement of that meeting (the “Annual Meeting”).

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability”) to holders of record of our ordinary shares (“Ordinary Shares”) as of March 27, 2018 (the “Record Date”). All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability, including instructions on how to request paper copies on an ongoing basis. On or about April [●], 2018, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability to all shareholders entitled to vote at the Annual Meeting.

The Company’s Annual Report on Form 10-K, which contains financial statements for the fiscal year ended December 31, 2017 (“Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Shareholders that receive the Notice of Internet Availability can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You also may obtain a copy of the Annual Report, without charge, by writing to our Investor Relations department, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

2018 Proxy Statement

THE PROXY PROCESS AND SHAREHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on March 27, 2018 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 90,398,901 Ordinary Shares issued and outstanding and entitled to vote. On each matter to be voted upon, you have one vote for each Ordinary Share you own as of the Record Date.

What am I being asked to vote on?

You are being asked to vote on five proposals:

•

Proposal 1: To elect the six directors named in this Proxy Statement, two of whom will be designated as Class II directors and four of whom will be designated as Class III directors, to hold office until the 2020 and 2021 annual general meeting of shareholders, respectively, or until their successors are duly elected and qualified or until their offices are vacated;

•

Proposal 2: To approve and ratify the appointment, by the Audit Committee of our Board, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (“EY Global”), as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	Proposal 3: To hold a non-binding advisory vote to approve our executive compensation;
•	Proposal 4: To hold a non-binding advisory vote to approve the frequency of the advisory vote on executive compensation; and
•

Proposal 5:  To approve the amendment of our Articles to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

The procedures for voting, depending on whether you are a shareholder of record or a beneficial owner holding in “street name,” are as follows:

Shareholder of Record—Shares Registered in Your Name

If you are a shareholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•

To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability or on the proxy card by accessing www.proxyvote.com using the control number contained on the Notice of Internet Availability or proxy card.

•	To vote by telephone, call 1-800-690-6903 (toll free). You will need to have the control number printed on your Notice of Internet Availability or proxy card available when you call.

2018 Proxy Statement

•

To vote by mail, complete, sign and date the proxy card and return it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. As long as your signed proxy card is received by May 28, 2018, your shares will be voted as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. EST on May 28, 2018. Proxy cards submitted by mail must be received by 11:59 p.m. U.S. Eastern Time on May 28, 2018 to be counted.  Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner—Shares Registered in the Name of Broker, Bank or Other Nominee (“Street Name”)

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive a voting instruction card from that organization. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow such other instructions to submit your vote by the Internet or telephone, if such options are provided by your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, to vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee authorizing you to vote at the Annual Meeting. Contact your broker, bank or other nominee to request a proxy form.

How does the Board recommend I vote on the Proposals?

Our Board recommends that you vote:

•	FOR the election of each of the two Class II and four Class III director nominees named in this Proxy Statement (Proposal 1);
•	FOR the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2);
•	FOR the non-binding advisory resolution to approve our executive compensation (Proposal 3);
•	ONE YEAR as the frequency of the non-binding advisory vote on executive compensation (Proposal 4); and
•

FOR the approval of the amendment of our Articles to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings (Proposal 5).

How many votes are needed to approve each proposal?

With respect to Proposal 1, the election of each of the two Class II and four Class III director nominees, each nominee who receives the affirmative vote of the simple majority of votes cast will be elected. Abstentions and votes by a broker that have not been directed by the beneficial owner to vote (“broker non-votes”) will not be counted for the purposes of determining the number of votes cast and will accordingly will have no effect on the outcome of this proposal.

With respect to Proposal 2, the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the fiscal year ending December 31, 2018, the affirmative vote of the simple majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of this proposal.

2018 Proxy Statement

With respect to Proposal 3, the non-binding advisory vote on our executive compensation, the affirmative vote of the simple majority of votes cast is required for approval. Abstentions and broker non-votes will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of this proposal.

With respect to Proposal 4, the determination of the frequency of an advisory vote on executive compensation, the affirmative vote of the simple majority of votes cast is required to approve one year, two years, or three years as the shareholders’ recommended frequency on this Proposal.  However, if none of the options receive the vote of a majority, the option receiving the greatest number of votes will be considered the frequency recommended by our shareholders. Abstentions and broker non-votes will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of this proposal.

With respect to Proposal 5, the approval of the amendment of our Articles to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings, the affirmative vote of a two thirds majority of the votes cast is required for approval, by way of a special resolution. Abstentions and broker non-votes will not be counted for the purposes of determining the number of votes cast and will accordingly have no effect on the outcome of this proposal.  Jersey company law requires that a special resolution, such as an amendment to a company’s Articles of Association, be approved by the affirmative vote of at least a two thirds majority of the votes cast.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.
•

You may send a written notice that you are revoking your proxy to our General Counsel, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355, which must be received by May 28, 2018.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such broker, bank or other nominee to revoke an earlier vote.

Who counts the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate shareholder votes, or as our “Inspector of Election.”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

2018 Proxy Statement

Proposal 2 is considered “routine” under applicable rules. A broker or other nominee may generally vote on routine matters without voting instructions from beneficial owners, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The remaining proposals are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on those proposals.  Accordingly, if you own shares in street name through a broker, bank or other nominee, please be sure to provide voting instructions to your nominee to ensure that your vote is counted on each of the proposals.

What if I return a Proxy Card but do not make specific choices?

If we receive your signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the two nominees for Class II directors and four nominees for Class III directors, “FOR” the approval and ratification of the appointment of EY Global as our auditor and independent registered public accounting firm for the year ending December 31, 2018, “FOR” the non-binding advisory resolution to approve our executive compensation, “ONE YEAR” as the frequency of the non-binding advisory vote on executive compensation and “FOR” the approval of the amendment of our Articles to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who will solicit proxies on behalf of the Board?

Proxies may be solicited on behalf of the Board by Novocure’s directors, officers and regular employees. Additionally, the Board has retained Alliance Advisors, LLC (“Alliance”), a proxy solicitation firm, to solicit proxies on the Board’s behalf. We will pay Alliance an estimated fee of $25,000 plus costs and expenses. In addition, Alliance and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

The original solicitation of proxies by mail may be supplemented by telephone, facsimile, Internet and personal solicitation by Alliance, our directors, officers or other regular employees. Proxies may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Who is paying for this proxy solicitation?

Novocure will pay for the entire cost of soliciting proxies, including the fees due to Alliance, as discussed above. In addition to the mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must follow the instructions for voting on each Notice of Internet Availability or proxy card you receive, as applicable.

2018 Proxy Statement

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of Ordinary Shares issued and outstanding and entitled to vote on the business being transacted are present in person or represented by proxy at the time when the Annual Meeting proceeds to business.

If you are a shareholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If within half an hour from the time appointed for the Annual Meeting there is no quorum or if during the Annual Meeting a quorum ceases to be present, the Annual Meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as the directors shall determine.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

2018 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Our Articles provide that our Board may consist of between two (2) and thirteen (13) directors, as determined by our Board from time to time. Our Board currently has ten (10) members and has approved an increased in the size of the Board to eleven (11) members contingent upon the election of all director nominees at the Annual Meeting. Our Board is divided into three classes, designated as Class I, Class II and Class III, with members of each class serving staggered terms. The current members of the classes are divided as follows:

•	the Class I directors are William Burkoth, Kinyip Gabriel Leung and Yoram Palti;
•	the Class II directors are Louis J. Lavigne, Jr., Martin J. Madden and Gert Lennart Perlhagen; and
•	the Class III directors are Asaf Danziger, William F. Doyle, Charles G. Phillips III and William A. Vernon.

Mr. Perlhagen, a current Class II director, has tendered his resignation effective as of the date of the Annual Meeting. Mr. Perlhagen has been a valued member of our Board since 2003 and we thank him for his service to the Company. The Board has nominated Sherilyn McCoy and David Hung to stand for election as Class II directors at the Annual Meeting.

Class III directors were originally elected to serve on our Board pursuant to an investors rights agreement, which was terminated upon the completion of our initial public offering (“IPO”) on October 2, 2015.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a three-year term at the annual general meeting of shareholders in the year in which their term expires or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal as provided for in our Articles. If a vacancy arises on our Board during the term of a director’s appointment as a result of death, resignation or removal, then a majority of our directors then in office (acting upon the recommendation of our independent directors or a committee thereof) shall have the power at any time and from time to time to appoint any person to be a director as a replacement to fill the vacancy and such person will serve for the remainder of the term of the director he or she has replaced.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose.

Proposed Declassification of Board

As explained in further detail in Proposal 5, the Board has approved, and is recommending our shareholders adopt, proposed amendments to our Articles of Association to declassify the Board and provide for the annual election of directors. If Proposal 5 is approved by our shareholders at the Annual Meeting, then beginning with the annual meeting of shareholders to be held in 2019, director nominees will, if elected, serve for one-year terms. However, the approval or disapproval of Proposal 5 by our shareholders will not affect the length of the term that our current director nominees will, if elected at the Annual Meeting, serve or the length of the existing terms of our other current directors. Pursuant to this staggered approach to declassifying the Board, the first year in which all of our directors would be elected for a one-year term would be the annual meeting of shareholders in 2021.

Our current Class III directors will continue to serve as Class III directors, if elected, following the Annual Meeting.  Sherilyn McCoy and David Hung are new nominees who, if elected, will serve as Class II directors following the Annual Meeting.

2018 Proxy Statement

The following table sets forth, for our two Class II and four Class III director nominees and for our continuing directors, information with respect to their independence, length of service on our Board and their ages:

Name	Age	Independent	Director Since
Class I Directors whose terms expire at the 2019 Annual Meeting of Shareholders
William Burkoth	41	Yes	2009
Kinyip Gabriel Leung	56	No	2011
Yoram Palti	80	No	2002
Class II Directors whose terms expire at the 2020 Annual Meeting of Shareholders
Louis J. Lavigne, Jr.	70	Yes	2012
Martin J. Madden	57	Yes	2017
Gert Lennart Perlhagen	75	Yes	2003
New Class II Director Candidates
David T. Hung	60	Yes	—
Sherilyn D. McCoy	59	Yes	—
Class III Directors whose terms expire at the 2018 Annual Meeting of Shareholders
Asaf Danziger	51	No	2012
William F. Doyle	55	No	2004
Charles G. Phillips, III	69	Yes	2012
William A. Vernon	62	Yes	2006

Class II Nominees for Election to a Two-Year Term Expiring at the 2020 Annual General Meeting of Shareholders

David T. Hung

Experience:  Dr. Hung was chief executive officer and a director of Axovant Sciences, Inc., a pharmaceutical company, from April 2017 to February 2018, and he was president, chief executive officer of Medivation, Inc., a biopharmaceutical company, from 2004 to 2016.  Previously, Dr. Hung served as the president and chief executive officer, and member of the board of directors, of Medivation Neurology, Inc. from its inception in 2003 through 2004, when it became a wholly owned subsidiary of Medivation, Inc. by merger. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as chief scientific officer from 1998 to 1999 and as president and chief executive officer from 1999 to 2001. Dr. Hung served as a consultant to Cytyc Corporation from 2001 until 2002 to assist with transitional matters related to Cytyc Corporation’s acquisition of ProDuct Health, Inc. Dr. Hung was a director and member of the compensation committee of Opexa from 2006 to 2011. Dr. Hung received an M.D. from the University of California, San Francisco, School of Medicine, and an A.B. in Biology from Harvard College.

Public Company Directorships:  Formerly a director of Axovant Sciences, Inc. from April 2017 to February 2018 and a director of Medivation, Inc. from 2004 to 2016.

We believe that Mr. Hung is qualified to serve on our Board due to his business leadership experience, his medical background and his experience as an executive in our industry and as the chief executive officer of both clinical and commercial stage pharmaceutical companies.

2018 Proxy Statement

Sherilyn D. McCoy

Experience: From 2012 to 2018, Ms. McCoy was the chief executive officer  of Avon Products, Inc., a direct selling company in beauty, household, and personal care categories.   Prior to joining Avon, Ms. McCoy had various roles at Johnson & Johnson, a multinational medical devices, pharmaceutical and consumer packaged goods manufacturing company, during her distinguished 30-year career, most recently serving as vice chairman of the executive committee and member of the office of the chairman, where she was responsible for the pharmaceutical and consumer business divisions of the company. She was appointed as the Vice Chairman in January 2011.  Ms. McCoy holds a B.A. in textile chemistry from the University of Massachusetts, Dartmouth, a Masters in chemical engineering from Princeton University, and an MBA from Rutgers University.  Ms. McCoy holds four U.S. patents and she has been on Fortune magazine’s “50 Most Powerful Women in Business", a list on which she has been included since 2008. In August 2012, she was recognized as the 39th most powerful woman in the world by Forbes Magazine.

Public Company Directorships:  Director of AstraZeneca PLC since 2017.  Ms. McCoy has been nominated by the board of Stryker Corporation to be elected as a director at the company’s annual meeting of shareholders in May 2018. Formerly a director of Avon Products, Inc. from 2012 to 2018.

We believe that Ms. McCoy is qualified to serve on our Board due to her general business leadership and innovation experience, her scientific background and her experience as an executive in our industry and as the chief executive officer of a global Fortune 500 company.

Class III Nominees for Election to a Three-Year Term Expiring at the 2021 Annual General Meeting of Shareholders

Asaf Danziger

Experience: Mr. Danziger has served as our Chief Executive Officer since 2002. From 1998 to 2002, Mr. Danziger was CEO of Cybro Medical, a subsidiary of Imagyn Medical Technologies, Inc., a medical products company. Mr. Danziger holds a B.Sc. in material engineering from Ben Gurion University of the Negev, Israel.

Public Company Directorships:  None

We believe that Mr. Danziger is qualified to serve on our Board due to his service as our Chief Executive Officer and his extensive knowledge of our Company and industry.

2018 Proxy Statement

William F. Doyle

Experience: Mr. Doyle has served as our Executive Chairman since 2016, as Chairman of the Board since 2009 and as a member of our Board of Directors since 2004.  Mr. Doyle has been the managing director of WFD Ventures LLC, a private venture capital firm he co-founded, since 2002, and from 2014 to 2016 he was also a member of the investment team at Pershing Square Capital Management L.P., a private investment firm. Prior to 2002, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Diagnostics Group Operating Committee and was vice president, Licensing and Acquisitions. While at Johnson & Johnson, Mr. Doyle was also chairman of the Medical Devices Research and Development Council, and Worldwide president of Biosense-Webster, Inc. and a member of the board of directors of Cordis Corporation and Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary.  Earlier in his career, Mr. Doyle was a management consultant in the healthcare group of McKinsey & Company. Mr. Doyle holds an S.B. in materials science and engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

Public Company Directorships:  Director of Optinose since 2010; director of Minerva Neurosciences, Inc. since 2017.

We believe Mr. Doyle is qualified to serve on our Board due to his business and investment experience and his extensive knowledge of our Company and our industry.  Mr. Doyle is a recognized expert in medical devices commercialization with over 20 years’ experience in the advanced technology and healthcare industries as an entrepreneur, executive, management consultant and investor.

Charles G. Phillips, III

Experience: From 2008 to 2011, Mr. Phillips served as chief operating officer of Prentice Capital Management, LLC, a private investment management firm. Prior to joining Prentice Capital Management, LLC, Mr. Phillips was a managing director from 1991 to 2002 and president from 1998 to 2001 of Gleacher & Co., an investment banking and management firm. Prior to joining Gleacher & Co., Mr. Phillips held senior positions at other investment banking firms, including nine years at Morgan Stanley, a global financial services firm, where he served as a managing director within the investment banking division and founded and led that firm’s high-yield finance activities. Mr. Phillips earned an A.B. from Harvard College and an M.B.A from Harvard Business School.

Public Company Directorships:  None.

We believe Mr. Phillips is qualified to serve on our Board due to his extensive business, financial and investment banking experience.

William A. Vernon

Experience: Mr. Vernon has served as our Lead Independent Director since May 2016. Mr. Vernon served as the chief executive officer of Kraft Foods Group, Inc., a food products company, from 2012 to 2014 and also served as its senior advisor through May 2015. From 2009 to 2011, Mr. Vernon served as the president of Kraft Foods North America and an executive vice president of Kraft Foods. From 2006 to 2009, Mr. Vernon served as the healthcare industry partner for Ripplewood Holdings, a private equity firm. From 1982 to 2006, Mr. Vernon held various roles at Johnson & Johnson. He served as company group chairman of DePuy Orthopaedics, a provider of orthopedic products and services, from 2004 to 2005, president of Centocor, a biotechnology company, from 2001 to 2004 and president of McNeil Consumer Products and Nutritionals, Worldwide, an OTC and nutritional products company, from 1999 to 2001 and president of The Johnson & Johnson-Merck Joint Venture, an OTC remedies company, from 1995 to 1999. Mr. Vernon holds a B.A. in history from Lawrence University and an M.B.A. from Northwestern University’s Kellogg School of Management.

2018 Proxy Statement

Public Company Directorships:  Director of McCormick & Company since 2017; director of Intersect ENT Inc., a healthcare equipment company, since 2015; and director of The WhiteWave Foods Company, a food products company, since 2016. Previously a director of Axovant Sciences from 2017 to 2018; director of Medivation, Inc., from 2006 to 2016; and director of the Kraft Foods Group from 2012 to 2015.

We believe Mr. Vernon is qualified to serve on our Board due to his business and investment experience as an executive in our industry and as the former chief executive officer of a global Fortune 500 company, with particular expertise in marketing.

OUR BOARD RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH NOMINEE NAMED IN THIS PROXY

Class I Directors Continuing in Office until the 2019 Annual General Meeting of Shareholders

William Burkoth

Experience: Mr. Burkoth has worked for the Venture Investments Team of Pfizer Inc., a global biopharmaceutical company, since 2004, currently serving as executive director, where he has responsibility for making direct equity investments in private life-science companies on behalf of Pfizer Inc. Prior to joining Pfizer Inc., from 2002 to 2004, Mr. Burkoth worked in business development at the pharmaceutical companies Galileo Pharmaceuticals, Inc. and IntraBiotics Pharmaceuticals, Inc. From 1999 to 2002, Mr. Burkoth worked as an analyst at Bay City Capital, a life sciences venture capital firm. Mr. Burkoth received a B.A. in chemistry from Whitman College and an M.B.A. from Columbia Business School.

Public Company Directorships: None.

We believe that Mr. Burkoth is qualified to serve on our Board due to his business and financial experience as an investor in, and a director of, companies in the biopharmaceutical and biotechnology industry.  Mr. Burkoth’s experience provides our Board with a valuable perspective in the development and marketing of our technology.

Kinyip Gabriel Leung

Experience: Mr. Leung has been the Vice Chairman of our Board since 2011 and was an employee of NovoCure from 2011 to 2016, coordinating Novocure’s global commercial operations.  From 2003 to 2010, he worked for OSI Pharmaceuticals, Inc., a specialty pharmaceutical company, prior to its acquisition by Astellas Pharma Inc., last serving as executive vice president of OSI Pharmaceuticals, Inc. (“OSI”) and the President of OSI’s Oncology and Diabetes Business.  Prior to his tenure at OSI, from 1999 to 2003, Mr. Leung served as group vice president of the global prescription business at Pharmacia Corporation, a global pharmaceutical and healthcare company. From 1991 to 1999, Mr. Leung was an executive at Bristol-Myers Squibb Company, a global pharmaceutical and healthcare company. Mr. Leung is a pharmacist and trained at the University of Texas at Austin, where he earned his B.S. with High Honors. Mr. Leung earned his M.S. in Pharmacy from the University of Wisconsin-Madison, with a concentration in pharmaceutical marketing.

Public Company Directorships: Director of Pernix Therapeutics Holdings, Inc. since 2016. He was previously director of Albany Molecular Research Inc. from 2010 to 2016 and director of Delcath Systems, Inc. from 2011 to 2014.

2018 Proxy Statement

We believe that Mr. Leung is qualified to serve on our Board due to his extensive knowledge of our business as a former employee of NovoCure and his experience in our industry, including global management. Specifically, Mr. Leung was responsible for the launch of erlotinib (Tarceva), a chemotherapy drug for non-small cell lung cancer, while at OSI. While at Pharmacia Corporation, Mr. Leung led its oncology franchise with business and medical affairs operations in over 80 countries. At Bristol-Myers Squibb, he oversaw the growth of chemotherapy drugs Taxol and Paraplatin.

Yoram Palti, M.D., Ph.D.

Experience: Professor Palti was a founder of Novocure in 2000 and has been our Chief Technology Officer, serving as a consultant, since 2000. Professor Palti is a professor emeritus of physiology and biophysics at the Technion – Israel Institute of Technology and the inventor of TTFields. From 1982 to 1993, Professor Palti was the head of the Rappaport Family Institute for Research in the Medical Sciences, the research arm of the Technion Medical School. From 1968 to 1970, Professor Palti was an associate professor of physiology at the University of Maryland School of Medicine. Professor Palti also founded and managed Carmel Biosensors Ltd., a private medical technology company, and CellSense Ltd., a private medical technology company, from 1992 to 2000. Professor Palti is the author of more than 40 patents and 70 scientific papers. Professor Palti received his M.Sc., Ph.D. and M.D. from The Hebrew Univ. Hadassah Medical School and served his residency at The Hebrew Univ. Hadassah Medical School.

Public Company Directorships: None.

We believe that Professor Palti is qualified to serve on our Board due to his research qualifications and as the inventor of TTFields.  His experience provides extensive knowledge of our technology and our industry.

Class II Directors Continuing in Office until the 2020 Annual General Meeting of Shareholders

Louis J. Lavigne, Jr.

Experience: Mr. Lavigne is the managing director of Lavrite, LLC, a management consulting firm specializing in corporate finance, accounting, growth strategy and management, a position he has held since 2005. He is also the managing member of Spring Development Group, LLC, a specialized investor in growth situations, a position he has held since 2010. Finally, he is a member and former chairman of the UCSF Benioff Children’s Hospitals Board of Directors and the UCSF Benioff Children’s Hospitals Foundation. From 1982 to 2005, Mr. Lavigne held various positions at Genentech, Inc., a biotechnology company. He joined Genentech in 1982 and was named controller in 1983. In 1986, he was promoted to vice president and assumed the chief financial officer position in 1988. In 1994, Mr. Lavigne became senior vice president and in 1997, he became executive vice president. He earned a B.S. in business administration from Babson College and an M.B.A. from Temple University.

Public Company Directorships: Director of Accuray, Inc. since 2009; director of Depomed, Inc. since 2013; and director of Zynga, Inc. since 2015.

We believe that Mr. Lavigne is qualified to serve on our Board due to his business and accounting experience serving as an executive and director of several biotechnology and oncology companies, in addition to his expertise in corporate growth strategies and management.

2018 Proxy Statement

Martin J. Madden

Experience: Mr. Madden recently retired after a 30-year career at Johnson & Johnson (1986 to January 2017), where he most recently served as Vice President Research and Development DePuy-Synthes and Vice President Medical Device R&D Transformation from February 2016 to January 2017, as Vice President New Product Development, Medical Devices from July 2015 to February 2016, and as Vice President R&D Global Surgery Group from January 2012 to July 2015. Earlier in his career, Mr. Madden was a medical device engineer and innovator, and a leader of cross-functional teams charged with incubating, developing, and launching new products.  Mr. Madden graduated first in his class with honors from Columbia University’s MBA program.  He is an honors graduate from Carnegie-Mellon University, where he earned a Master’s degree in Mechanical Engineering, and a summa cum laude graduate from the University of Dayton, where he earned a Bachelor’s degree in Mechanical Engineering.

Public Company Directorships:  Microbot Medical Inc. since 2017.

We believe that Mr. Madden is qualified to serve on our Board due to his extensive experience with and his status as a world leader in medical device innovation and new product development.  During his thirty year tenure with Johnson & Johnson’s medical device organization, Mr. Madden was an innovator and research leader for nearly every medical device business including cardiology, electrophysiology, peripheral vascular surgery, general and colorectal surgery, aesthetics, orthopaedics, sports medicine, spine, and trauma. As an Executive and a Vice-President of Johnson & Johnson, Mr. Madden served on the management boards of Johnson & Johnson’s Global Surgery Group, Ethicon, Ethicon Endo-Surgery, DePuy-Synthes, and Cordis, with responsibility for research and development – inclusive of organic and licensed/acquired technology.  He was also Chairman of J&J’s Medical Device Research Council, with responsibility for talent strategy and technology acceleration.

2018 Proxy Statement

PROPOSAL 2

APPROVAL AND RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged EY Global as our independent registered public accounting firm for the year ending December 31, 2018, and is seeking ratification of such appointment by our shareholders at the Annual Meeting. EY Global has audited our financial statements since our inception in 2000. Representatives of EY Global are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Jersey company law requires us to appoint an auditor at each annual general meeting to hold office from the conclusion of that meeting to the conclusion of the next annual general meeting. It is therefore proposed that the shareholders approve and ratify the reappointment of EY Global as our independent auditor and registered public accounting firm. If our shareholders fail to approve and ratify the selection, our Audit Committee will reconsider whether or not to retain EY Global. Our Audit Committee will determine the fees to be paid to the auditors for the year ending December 31, 2018.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to EY Global during the years ended December 31, 2017 and 2016. All fees described below were approved by our Audit Committee.

	Year Ended December 31,
	2017	2016
Audit Fees (1)	$550,000	$333,000
Audit-Related Fees (2)	70,000	100,000
Tax Fees (3)	98,422	310,888
All Other Fees	10,000	—
Total Fees	$728,422	$743,888
(1)

Audit Fees consist of fees billed for professional services performed by EY Global for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements.

(2)	Audit-Related Fees include fees billed by EY Global for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance and transfer pricing services performed by EY Global.
(4)	All Other Fees consist of fees billed by EY Global for compliance services.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our Audit Committee must review the terms of the proposed engagement and pre-approve the engagement.

OUR BOARD AND OUR AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THE APPOINTMENT OF EY GLOBAL AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

2018 Proxy Statement

PROPOSAL 3

NON-BINDING ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) enable our shareholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in "Compensation Discussion & Analysis," the 2017 Summary Compensation Table and the related compensation tables, notes, and narrative in this Proxy Statement. This proposal, known as a "Say-on-Pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

The Say-on-Pay vote is advisory and, therefore, it is not binding on us, our Board or our Compensation Committee. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee and our Board will consider when determining executive compensation following the annual meeting.

Our compensation programs are designed to support our business goals and promote our long-term profitable growth. Our equity plans are intended to align compensation with the long-term interests of our shareholders. We urge shareholders to read the "Compensation Discussion & Analysis" section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to review the 2017 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers. Our Board and our Compensation Committee believe that the policies and procedures described and explained in the "Compensation Discussion & Analysis" are effective in achieving our goals, and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company's recent and long-term success. Accordingly, we ask our shareholders to vote "FOR" the approval of our executive compensation on a non-binding advisory basis.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS,

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2018 Proxy Statement

PROPOSAL 4

NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our shareholders to indicate, at least once every six years, how frequently we should seek a non-binding vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal No. 4, shareholders may indicate whether they would prefer a non-binding vote on named executive officer compensation once every one, two, or three years, or shareholders may abstain from voting.

Our Board believes that it is appropriate to give our shareholders the opportunity to provide regular input on our executive compensation program though an advisory vote. Accordingly, our Board recommends that you vote to hold an advisory vote on executive compensation every one year.

We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the shareholders advise the Company to hold a non-binding advisory shareholder vote to approve the compensation paid to the Company’s named executive officers every:

•	one year;
•	two years; or
•	three years.”

The affirmative vote of the simple majority of votes cast is required to approve one year, two years or three years as the shareholders’ recommended frequency on this proposal.  If none of the options receive the vote of a majority, the option receiving the greatest number of votes will be considered the frequency recommended by our shareholders. However, because this vote is advisory and not binding on the Company, our Compensation Committee or our Board in any way, we may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the vote frequency approved by our shareholders.

OUR BOARD RECOMMENDS A VOTE FOR EVERY “ONE YEAR” AS THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

2018 Proxy Statement

PROPOSAL 5

APPROVAL OF THE AMENDMENT OF THE ARTICLES TO REMOVE THE CLASSIFIED STRUCTURE OF OUR BOARD AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS AND TO ALLOW APPOINTMENT OF NEW DIRECTORS BETWEEN ANNUAL MEETINGS

We are requesting that our shareholders approve an amendment to our Articles to remove the classified structure of our Board and provide that all directors will be elected on an annual basis for a term of one year, following a phase-in period as described further below. Our Articles currently provide that our Board be divided into three classes of roughly equal size (Class I, Class II and Class III), with each class holding office for a three-year term.  The terms of the classes are staggered, meaning that only one of the three classes stands for re-election at each annual meeting of shareholders.  Declassifying our Board will allow our shareholders to vote on the election of our entire Board each year, rather than on a staggered basis.

If the proposed amendment is adopted and becomes effective, declassification of our Board would commence with the 2019 annual meeting and would be phased-out over a three-year period, resulting in the classified Board being fully phased-out (and all directors standing for annual elections) at our 2021 annual meeting.  All directors elected at or after the 2019 annual meeting will stand for election and serve for terms expiring at our next annual meeting of shareholders.  The Class II and Class III directors standing for election at the 2018 Annual Meeting will still serve two-year and three-year terms, respectively.  To further illustrate the phase-out of our classified Board, assuming our shareholders approve the amendment to our Articles, please see below:

•	At the 2019 annual meeting, Class I directors will be elected for a one-year term;
•	At the 2020 annual meeting, Class I and Class II directors will be elected for a one-year term; and
•	At the 2021 annual meeting and all annual meetings thereafter, all directors will be elected for one-year terms and the Board will no longer be classified.

In addition, the proposed amendment will allow our Board to appoint new directors to the Board between annual meetings.  Our Articles currently provide that our Board can fill director vacancies on the Board due to death, resignation or retirement between annual meetings, but new directors can only be added to our Board by election at a shareholder meeting.  Our Board believes that having the flexibility to add new directors between annual meetings will allow the Board to enhance the talent, skills and diversity of the Board over time as qualified director candidates become available for service on our Board.  Any new director appointed by the Board would serve until the next annual meeting of shareholders, at which time the new director would stand for election at that annual meeting.

The full text of the proposed amendment that would become effective upon shareholder approval of this proposal (after which it will be filed with the Companies Registry of the Jersey Financial Services Commission in Jersey) is attached to this proxy statement as Appendix A, with additions of text indicated by underlining and deletions of text indicated by strike-outs.  The description of the proposed amendment above is only a summary and is qualified in its entirety by reference to the actual text of the proposed amendment set forth in Appendix A.

After due consideration of corporate trends, peer practices, the guidelines of proxy advisory firms and general views of institutional shareholders, our Nominating and Corporate Governance Committee recommended to our Board the proposed amendment to our Articles to declassify our Board.  Our Board subsequently approved and adopted the

2018 Proxy Statement

proposed amendment in March 2018, subject to shareholder approval at the Annual Meeting.  The Board determined that declassification of the Board would be in the best interests of the Company and our shareholders.

In making its decision, our Board considered the possible advantages of the classified structure, particularly for newly-public companies and companies with a unique business and a long-term vision, such as board stability and continuity and ensuring a majority of directors have significant experience with our business. A classified board also offers some protection from unsolicited takeover offers that may not be in shareholders’ best interests. However, the Board also considered the view that a classified structure reduces director accountability to shareholders since shareholders are not able to express a view on each director’s performance through an annual vote.  In addition, some institutional shareholders believe an annual vote of directors enhances the ability of shareholders to influence corporate governance policies and to hold management accountable for implementation of those policies.

If the proposal is not approved, our Articles will not be amended as set forth in Appendix A, our directors will continue to be elected in three classes and our Board will not be able to appoint new directors between annual meetings. Our Board believes that the amendment of our Articles to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings is in the best interests of the Company and its shareholders for the reasons stated above.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE ARTICLES TO REMOVE THE CLASSIFIED STRUCTURE OF OUR BOARD, PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS, AND ALLOW FOR THE APPOINTMENT OF NEW DIRECTORS BETWEEN ANNUAL MEETINGS

2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended or under the Exchange Act (the “Securities Act”), except to the extent we specifically incorporate this Report by reference.

Our Audit Committee oversees the Company’s corporate accounting and financial reporting process on behalf of our Board.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the Company’s systems of internal controls.  In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed with management the audited consolidated financial statements filed in the Company’s Annual Report, including a discussion of the quality, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.  Our Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ listing standards.

Our Audit Committee has discussed with EY Global, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Audit Committee has received the written disclosures and the letter from EY Global required by applicable requirements of the Public Company Accounting Oversight Board regarding EY Global’s communications with our Audit Committee concerning independence and has discussed with EY Global its independence. Our Audit Committee also considered whether EY Global’s provision of any non-audit services to the Company is compatible with maintaining EY Global’s independence.

Based on the review and discussions described above, among other things, our Audit Committee recommended to our Board that the audited financial statements be included in the Company’s Annual Report for filing with the SEC.  Our Audit Committee also approved the selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE

Louis J. Lavigne, Jr., Chairman

Martin J. Madden

Charles G. Phillips III

2018 Proxy Statement

CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Board undertook a review of the independence of our directors (including director nominees David Hung and Sherilyn McCoy), and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and all other facts and circumstances our Board deemed relevant in determining their independence, including beneficial ownership of our ordinary shares, our Board has determined that neither Ms. McCoy nor Messrs. Burkoth, Hung, Lavigne, Madden, Phillips and Vernon has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ. Mr. Danziger and Mr. Doyle are not considered independent because they are employees of the Company. Mr. Leung is not considered independent because he has been an employee of the Company within the past three years and Professor Palti is not considered independent because of the amount of compensation he received in 2017 as a consultant to the Company.

Board Leadership Structure

Given the unique nature of our business as the first commercialized oncology medical device company, we believe that our leadership structure positions our Company for continued long-term growth. We currently have an Executive Chairman, a separate Chief Executive Officer who also serves on our Board, and a Lead Independent Director. Our Executive Chairman, Mr. Doyle, and Chief Executive Officer, Mr. Danziger, work closely together, in consultation with our Lead Independent Director, Mr. Vernon, to set the strategic direction of the Company. Mr. Doyle, who has been involved with our Company as either an investor or an employee since 2004, focuses on Board leadership, strategic planning and initiatives, investor relations, business development, advocacy and public policy matters. Mr. Danziger, an industry veteran who has been with our Company since 2002, primarily focuses on strategically managing our growing global business, driving operational performance, personnel development and other key business matters. The Board believes this separation of responsibilities is optimal for us at this time, as it will enhance our Board’s oversight by leveraging the clearly defined responsibilities of our Executive Chairman and our Chief Executive Officer and permits Mr. Danziger to focus on operating and managing our Company following our transition to a publicly-traded company. Our leadership structure ensures a seamless flow of communication between management and our Board, in particular with respect to our Board’s oversight of the Company’s strategic direction, as well as our Board’s ability to ensure management’s focused execution of that strategy. Our Lead Independent Director balances our Executive Chairman and Chief Executive Officer roles, providing independent leadership of our Board and exercising critical duties in the boardroom to ensure effective and independent Board decision-making.

Our Corporate Governance Guidelines provide that if the Chairman of our Board is not an independent director (as determined by our Board or our Nominating and Corporate Governance Committee), our independent directors have the discretion to annually elect an independent director to serve as Lead Independent Director. Although elected annually, our Lead Independent Director is generally expected to serve for more than one year. To facilitate this decision-making, our Nominating and Corporate Governance Committee annually discusses our Board leadership structure, providing its recommendation on the appropriate structure for the following year to our independent directors. Our independent directors do not view any particular Board leadership structure as generally preferred; they make an informed annual determination taking into account our financial and operational strategies and any feedback received from our shareholders.

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Our Corporate Governance Guidelines clearly delineate the responsibilities of the Lead Independent Director, which are as follows:

•	Preside over executive sessions of independent directors and meetings of our Board at which the Executive Chairman is not present, including executive sessions of the independent directors;
•	Serve as liaison between the Executive Chairman and Chief Executive Officer and our independent directors;
•	Review matters such as meeting agendas and schedules and other information sent to our Board to ensure that appropriate items are discussed, with sufficient time for discussion of all items;
•	Call meetings of our independent directors when necessary or appropriate; and
•	If requested by significant shareholders, consult and directly communicate with our shareholders.

In addition to these responsibilities, our Lead Independent Director regularly consults with our Executive Chairman and our Chief Executive Officer to help guide management's ongoing engagement with our Board on our strategies and related risks.

Supplementing our Lead Independent Director in providing independent Board leadership are our committee chairs, all of whom are independent. Our Nominating and Corporate Governance Committee evaluated the performance of our Board, including its interactions with our executive management team, in fourth quarter 2017, and discussed its evaluation in executive session with our independent directors. Based on these evaluations, we believe our current Board leadership structure provides effective independent oversight of our Company.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board as a whole and through various committees of the Board administers the risk management function, monitoring exposure to and mitigation of a variety of risks, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board's approach to risk oversight is designed to support the achievement of organizational objectives, improve long-term organizational performance and enhance shareholder value. A fundamental part of our risk oversight is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for our Company.

Our Board committees consider risks within their respective areas of oversight responsibility and advise the Board of any significant risks and management's response to those risks via periodic committee reports to the full Board. Our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor, as well as overseeing the performance of our internal audit function and considering and approving or disapproving any related party transactions. Our Compensation Committee assesses and monitors risks relating to our compensation programs and policies. The results of the compensation risk assessment are described below under "Risk Considerations in Our Compensation Program." Our Nominating and Corporate Governance Committee considers risks relating to our corporate governance and the marketing, promotion and sale of products. In addition, our Board reviews and assesses information regarding cybersecurity risks with management.

While the Board oversees risk management, our management team is responsible for managing risk on a day-to-day basis. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with

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our Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Board Committees

Our Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance.  The charters of each committee are available to shareholders in the “Corporate Governance” section of our investor relations website at www.novocure.com.

The following table shows the current membership of these committees:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Asaf Danziger
William F. Doyle
Kinyip Gabriel Leung
Yoram Palti, M.D., Ph.D.
William Burkoth			X
Louis J. Lavigne, Jr.	Chair＃
Martin J. Madden	X		X
Gert Lennart Perlhagen		X
Charles G. Phillips III	X＃	Chair
William A. Vernon		X	Chair

# Audit Committee Financial Expert

The principal responsibilities of each of these committees are described generally below and in greater detail in their respective committee charters.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Our Audit Committee is responsible for, among other things:

•	appointing our independent registered public accounting firm;
•	evaluating the independent registered public accounting firm’s qualifications, independence and performance;
•	determining the terms of our engagement of our independent registered public accounting firm;
•	reviewing and approving the scope of the annual audit and the audit fee;
•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and internal controls and the audits of our financial statements;
•

reviewing and approving, in advance, all audit and non-audit services to be performed by our independent registered public accounting, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

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•	monitoring and ensuring the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters, including procedures for the confidential, anonymous submission by our employees of complaints regarding questionable accounting or auditing matters and reviewing such complaints;

•	reviewing and approving related party transactions;
•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as our Audit Committee deems necessary;
•	reviewing reports to management prepared by the internal audit function, if any, as well as management’s responses;
•

reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual quarterly reports to be filed with the SEC;

•	reviewing, at least annually, the Audit Committee charter and the committee’s performance; and
•	handling such other matters that are specifically delegated to our Audit Committee by our Board from time to time.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NASDAQ. Mr. Lavigne and Mr. Phillips qualify and serve as an audit committee financial expert as defined under the applicable rules and regulations of the SEC. Under the rules and regulations of the SEC and NASDAQ, members of our Audit Committee must also meet independence standards under Rule 10A-3 of the Exchange Act. All members of our Audit Committee meet the applicable independence standards under NASDAQ rules and Rule 10A-3 of the Exchange Act.

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers, directors, non-employees and employees. Our Compensation Committee is responsible for, among other things:

•	discharging our Board’s responsibilities relating to compensation of our directors and executive officers;
•	overseeing the administration of our overall compensation and employee benefits plans, particularly incentive compensation and equity-based plans;
•	periodically reviewing and approving generally our compensation and benefit strategies and policies;
•

at least annually, reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and setting the Chief Executive Officer’s compensation;

•

at least annually, reviewing and approving with the input of our Chief Executive Officer, the compensation of our other executive officers and approving employment, consulting, severance, retirement and/or change in control agreements or provisions with respect to any current or former executive officers;

•	at least annually, reviewing and approving succession plans for our Chief Executive Officer and other executive officers;
•	periodically reviewing and making recommendations to our Board regarding director compensation;

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•

overseeing the implementation and administration of our equity compensation plans (including reviewing and approving the adoption of new plans or amendments or modifications to existing plans, subject to shareholder approval, as necessary);

•	approving or reviewing and making recommendations to our Board with respect to our share-based compensation plans;
•

retaining or obtaining the advice of a compensation consultant, independent legal counsel or other adviser (only after taking into consideration certain specified factors identified by the SEC or NASDAQ listing standards), with direct responsibility for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel and other adviser retained by our Compensation Committee;

•	reviewing from time to time the Compensation Committee charter and the committee’s performance; and
•	exercising such other authorities and responsibilities as may be delegated to our Compensation Committee by our Board from time to time.

Each of the members of our Compensation Committee is a “non-employee” director as defined in Rule 16b-3 promulgated under the Exchange Act, an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code (the “Code”) and an independent director under applicable NASDAQ rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•

identifying and screening candidates for our Board and recommending nominees for election as directors, as well as recommending one or more “audit committee financial experts” (as defined under applicable SEC rules) for our Audit Committee;

•	establishing procedures to exercise oversight of the evaluation of our Board and management;
•	developing and recommending to our Board a set of corporate governance guidelines, as well as periodically reviewing these guidelines and recommending any changes to our Board;
•

reviewing the structure of our Board committees and recommending to our Board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

•	reviewing and assessing the adequacy of its formal written charter on an annual basis;
•

reviewing the content, operations and effectiveness of the Company’s compliance program as it relates to the marketing, promotion and sale of products on an annual basis that shall include updates and reports by the Company’s Chief Compliance Officer and other compliance personnel on their activities and updates about adoption and implementation of policies, procedures and practices designed to assure compliance with the U.S. Federal Food, Drug and Cosmetic Act, analogous laws in other jurisdictions and other applicable legal requirements;

•	reviewing the relationships that each director has with us for purposes of determining independence; and
•	generally advising our Board on corporate governance and related matters.

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Each of the members of our Nominating and Corporate Governance Committee is an independent director under the rules of NASDAQ.

Meetings of the Board of Directors, Board and Committee Member Attendance, and Annual Meeting Attendance

Our Board met six times during 2017. Our Audit Committee met five times, our Compensation Committee met seven times, our Nominating and Corporate Governance Committee met four times, and our pricing committee (a special committee of independent directors appointed by the Board to oversee our recent financing activities) met two times. During 2017, each Board member attended 75% or more of the aggregate of the meetings of our Board and of the committees on which he served that occurred while such director was a member of our Board and such committees.

We encourage all of our directors and nominees for director to attend our annual general meetings of shareholders. Eight of our directors attended our annual general meeting of shareholders held in May 2017. Two of our directors were unable to attend due to prior commitments.

Director Nomination Process

Our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity.  In considering diversity of our Board, our Nominating and Corporate Governance Committee will take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin.   Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make.

Our Nominating and Corporate Governance Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of its current make-up, and will consider factors such as independence, experience, strength of character, mature judgment and technical skills in its assessment of the needs of our Board and its evaluation of director nominees. Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas, amongst others. Our directors’ performance and qualification criteria are reviewed annually by our Nominating and Corporate Governance Committee.

Identification and Evaluation of Nominees for Directors

Our Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with our Nominating and Corporate Governance Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, our Nominating and Corporate Governance Committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, our Nominating and Corporate Governance Committee would generally poll our Board and members of management for their recommendations. Our Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. Our Nominating and Corporate Governance Committee reviews the

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qualifications, experience and background of the candidates. Final candidates are interviewed by the members of our Nominating and Corporate Governance Committee and by certain of our other independent directors and executive management as appropriate. In making its determinations, our Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our Company and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, our Nominating and Corporate Governance Committee makes its recommendation to our Board. To date, our Nominating and Corporate Governance Committee has not utilized third-party search firms to identify director candidates. Our Nominating and Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Shareholder Recommendations and Nominations

A shareholder or shareholders holding at least one tenth (1/10th) of the total voting rights of the members who have the right to vote at a general meeting of the shareholders of the Company may propose a person for election to the office of director at an annual meeting. Shareholders may recommend director candidates by written submissions containing the information required by our Articles (and further detailed in the next paragraph) to NovoCure’s company secretary at NovoCure Limited, Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF. Our Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders in the same manner as it evaluates other nominees.

For a shareholder to make a formal nomination for election to our Board at an annual meeting, the shareholder must provide advance notice to the Company, which notice must be received by NovoCure’s company secretary at NovoCure Limited, Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF, not later than the 90th Clear Day (as defined in our Articles) nor earlier than the 120th Clear Day before the one-year anniversary of the preceding year’s annual meeting; provided, however, that if that the date of the annual meeting is advanced by more than 30 days prior to such anniversary date or delayed by more than 60 days after the anniversary date, then, it must be so received by the company secretary not earlier than the close of business on the 120th Clear Day prior to such annual meeting and not later than the close of business on the later of (i) the 60th Clear Day prior to such annual meeting, or (ii) the tenth Clear Day following the day on which a public announcement of the date of such annual meeting is first made. As set forth in our Articles, submissions must include all information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Regulation 14(a) under the Exchange Act and a written and signed consent of the proposed nominee to be named in the proxy statement as a nominee and to serving as a director if elected. Our Articles also specify further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder wishing to make a nomination for director review a copy of our Articles, as amended and restated to date, which is available, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

Code of Ethics

We have adopted a written code of business conduct and ethics (the “Code of Ethics”) that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the Code of Ethics is posted in the “Corporate Governance” section of our investor relations website at www.novocure.com. We intend to disclose any amendment to the Code of Ethics, or any waivers of its requirements, on our website.

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Corporate Governance Guidelines

Our Corporate Governance Guidelines address Board composition, compensation, director qualifications, director independence, committee structure and roles, among other things.  Our Board and our Nominating and Corporate Governance Committee regularly review our governance policies and practices and developments in corporate governance and update our Corporate Governance Guidelines as they deem appropriate. The Corporate Governance Guidelines are posted in the “Corporate Governance” section of our investor relations website at www.novocure.com.

Shareholder Communications with the Board of Directors

Should shareholders or other interested parties wish to communicate with our Board or any specified individual directors, such correspondence should be sent to the attention of our General Counsel, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.  Our General Counsel will forward the communication to the appropriate Board members. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded.

Compensation Committee Interlocks and Insider Participation

During 2017, our Compensation Committee consisted of Messrs. Perlhagen, Phillips and Vernon. None of the members of our Compensation Committee is an officer or one of our employees. None of our executive officers currently serves, or in the past year has served, as a member of our board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board or our Compensation Committee. No member of our Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has not entered into any transactions since January 1, 2017, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our ordinary shares had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this Proxy Statement captioned “Director Compensation” and “Executive Compensation.”

Related party transaction policy

Our Board adopted a written related party transaction policy as set forth in our Corporate Governance Guidelines, setting forth the policies and procedures for the review and approval or ratification of transactions involving us and related persons. For the purposes of this policy, related persons will include our executive officers, directors and director nominees or their immediate family members, or shareholders owning 5% or more of our outstanding Ordinary Shares and their immediate affiliates.

The policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, any transaction, arrangement or relationship, where the amount involved exceeds $120,000 per year and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Our executive officers and directors are discouraged from entering into any transaction that may cause a conflict of interest. If such a transaction shall arise, they must report any potential conflict of interest, including related party transactions, to our General Counsel, who will then review and summarize the proposed transaction for our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related party transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

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2017 DIRECTOR COMPENSATION

Current Compensation Program

Members of our Board who serve as executive officers of, or are consultants to, the Company or who are otherwise not considered independent under the corporate governance rules of the SEC and NASDAQ, do not receive compensation from us for their service on our Board. Accordingly, Messrs. Danziger, Doyle and Leung and Professor Palti do not receive compensation from us for their service on our Board. Only those directors who are considered independent directors under the corporate governance rules of NASDAQ and the SEC will be eligible to receive compensation from us for their service on our Board. For the 2017 compensation year, our independent directors received the following cash retainers, which are paid in quarterly installments following the end of each quarter:

•	a base annual retainer of $45,000;
•	an additional annual retainer of $25,000 to our lead independent director;
•	an additional annual retainer of $25,000 to the chairman of our Audit Committee;
•	an additional annual retainer of $15,000 to the chairman of our Compensation Committee;
•	an additional annual retainer of $10,000 to the chairman of our Nominating and Corporate Governance Committee;
•	an additional annual retainer of $15,000 to each member of our Audit Committee;
•	an additional annual retainer of $7,500 to each member of our Compensation Committee; and
•	an additional annual retainer of $5,000 to each member of our Nominating and Corporate Governance Committee.

We also reimburse all of our directors for reasonable and necessary expenses incurred to attend board of director or committee meetings.

Our directors are eligible to receive option grants under our 2015 Omnibus Incentive Plan (the “2015 Plan”), subject to an annual grant limit of 23,600 Ordinary Shares per director. On May 10, 2017, our Board approved grants of options to purchase 23,600 Ordinary Shares at an exercise price of $12.30 per share to each of the following directors: William Burkoth, Louis J. Lavigne, Jr., Martin J. Madden, Gert Lennart Perlhagen, Charles G. Phillips III and William A. Vernon.  These options fully vest on the earlier of the first anniversary of the grant date or the date of the Annual Meeting, subject to the director’s continued service through such date. Our Board, with the guidance of our compensation consultant, reviews our director compensation program annually to evaluate whether it remains in alignment with the compensation practices of our peers.

Share Ownership Guidelines

Pursuant to the NovoCure Limited Share Ownership Guidelines, adopted in 2017, directors are expected to own ordinary shares of our Company having a value equal to at least three times the annual retainer. Each director has until January 1 of the year following his or her fifth anniversary of becoming a director to satisfy the guideline. Under the Share Ownership Guidelines, each director serving on our Board as of the date of the adoption of the NovoCure Limited Share Ownership Guidelines has five years to become compliant after first becoming subject to these guidelines.

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Compensation

Certain of our directors received compensation from us in their capacity as an employee of or consultant to us. However, our directors who are also employees, such as Mr. Danziger or Mr. Doyle, or who are consultants, such as Professor Palti, do not now, and are not expected in the future to, receive any compensation for their services as a director. In the case of Mr. Danziger and Mr. Doyle, each of whom is a named executive officer (“NEO”), their compensation is reported in the 2017 Summary Compensation table. In the case of Professor Palti, who is not an NEO, compensation is payable pursuant to and in accordance with a consulting agreement with us, as described in more detail below.

The following table shows the total compensation earned or paid to our independent directors for the year ended December 31, 2017:

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Kinyip Gabriel Leung (4)	—	—	—	—
Yoram Palti, M.D., Ph.D.	—	—	282,466	282,466
William Burkoth	50,000	151,446	—	201,446
Louis J. Lavigne, Jr.	70,000	151,446	—	221,446
Martin J. Madden (5)	41,708	151,446	—	193,154
Robert J. Mylod, Jr. (6)	23,292	—	—	23,292
Gert Lennart Perlhagen	52,500	151,446	—	203,946
Charles G. Phillips III	75,000	151,446	—	226,446
William A. Vernon	87,500	151,446	—	238,946

For each director listed in the director compensation table above, the aggregate number of share option awards outstanding at December 31, 2017 is set forth below; other than these option awards, no shares of unvested restricted shares, share units or other share-based awards were held by our directors as of December 31, 2017:

	Aggregate number of option awards
Director	Number of securities underlying unexercised options (#)—exercisable	Number of securities underlying unexercised options (#)—unexercisable
Kinyip Gabriel Leung	425,611	7,392
Yoram Palti, M.D., Ph.D.	—	—
William Burkoth	21,500	23,600
Louis J. Lavigne, Jr.	184,107	23,600
Martin J. Madden (5)	—	23,600
Robert J. Mylod, Jr. (6)	—	—
Gert Lennart Perlhagen	21,500	23,600
Charles G. Phillips III	184,107	23,600
William A. Vernon	21,500	23,600

(1)	See the section of this Proxy Statement captioned “2017 Director Compensation - Current Compensation Program” for a description of these fees.

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(2)

On May 10, 2017 our Board approved grants of options to purchase 23,600 Ordinary Shares at an exercise price of $12.30 per share to each of the following directors: William Burkoth; Louis J. Lavigne; Jr., Martin J. Madden; Gert Lennart Perlhagen; Charles G. Phillips III and William A. Vernon.   The amounts represent the aggregate grant date fair value of the May 10, 2017 option awards, computed in accordance with FASB ASC Topic 718. See Note 14 in the notes to our consolidated financial statements included in our 2017 Annual Report for a discussion of the assumptions we use to account for share-based compensation. These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the directors.

(3)

For Professor Palti, the amount includes $240,000 in consulting fees and $42,466 for automobile payments made by us in 2017 to Palti Consultants Ltd. pursuant to his consulting agreement with us (as described below).

(4)

Mr. Leung is not considered an independent director because he was employed by us until December 31, 2016.  Mr. Leung did not receive any compensation from us in 2017 for his service as a director or employee of the Company.

(5)	Mr. Madden joined our Board on May 10, 2017, the date of our 2017 annual general meeting of shareholders.
(6)	Mr. Mylod retired from our Board on May 10, 2017, the date of our 2017 annual general meeting of shareholders.

Palti consulting arrangement

We are party to a consulting agreement with Palti Consultants Ltd., a private Israeli company, pursuant to which Professor Palti provides research and development services to us relating to Optune, our product approved for the treatment of glioblastoma, as well as other projects of ours. Under the consulting agreement, Palti Consultants Ltd. receives an aggregate of $20,000 per month for Professor Palti’s services. We also pay for the use of a company automobile and reimbursement for actual business expenses arising out of travel, lodging, meals and entertainment in connection with his services to us. In lieu of providing Professor Palti with a company car, we currently satisfy our automobile obligations under the consulting agreement by paying Palti Consultants Ltd. cash sufficient to cover the costs of his automobile.

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Compensation Discussion and Analysis

EXECUTIVE COMPENSATION

This section discusses and analyzes the decisions we made concerning the compensation of our NEOs for 2017. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our NEOs. Prior to 2017, our Company qualified as an “emerging growth company” and, accordingly, we were able to provide reduced disclosure in the area of executive compensation pursuant to applicable SEC disclosure rules.  As our Company ceased to qualify as an “emerging growth company” in 2017, we are providing for the first time a “Compensation Discussion and Analysis.”  In accordance with Item 402(u) of Regulation S-K, we are not providing pay ratio disclosure until 2019 based on the transition relief available for emerging growth companies.

Our NEOs for 2017 are:

Name	Title
Asaf Danziger	President, Chief Executive Officer and director
William F. Doyle	Executive Chairman and director
Wilhelmus Groenhuysen	Chief Financial Officer
Michael J. Ambrogi	Chief Operating Officer
Eilon Kirson	Chief Science Officer and Head of Research and Development

Executive Summary

2017 Highlights

We are a global oncology company developing a proprietary platform technology called Tumor Treating Fields, the use of electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division.  Our key priorities are to drive commercial adoption of Optune, our first commercial Tumor Treating Fields delivery system, for the treatment of glioblastoma (“GBM”) and to advance programs testing the efficacy and safety of Tumor Treating Fields in multiple solid tumor indications through our clinical pipeline. We have over 500 employees around the world who work every day to drive adoption in our current commercial indications and advance our clinical pipeline in future indications. The year 2017 was marked by substantial growth in our business, which we believe was driven primarily by increasing awareness of Optune’s unprecedented five-year survival data in newly diagnosed GBM and increasing physician confidence and belief in Optune as a standard treatment for newly diagnosed GBM.

In January 2017, we announced the following Company goals, which we believe are substantially reflected in our 2017 annual incentive programs:

•	Drive commercial adoption of Optune;
•	Advance the clinical pipeline; and
•	Manage expenses and resources to drive operating leverage.

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Our key accomplishments in 2017 included:

•	Active patient growth of 68% year-over-year, with 1,834 active patients on Optune at December 31, 2017;
•	Delivery of $177.0 million in net revenues, driven by increased Optune adoption and by an increase in net revenues per patient;
•	Publication of the full 695 patient data set from our phase 3 pivotal EF-14 trial in newly diagnosed GBM in the Journal of the American Medical Association (JAMA);
•	Opening two additional phase 3 pivotal clinical trials in pancreatic cancer and non-small cell lung cancer;
•	Receipt of a humanitarian use device designation for the use of Tumor Treating Fields for the treatment of pleural mesothelioma;
•	Obtaining national reimbursement decisions for Optune in Japan and Austria;
•	Securing positive coverage of Optune for more than 96% of Americans with private health insurance;
•	An increase in our closing share price from $7.85 on December 30, 2016 to $20.20 on December 29, 2017, the last trading day of each year; and
•	114% year-over-year revenue growth with only 11% year-over-year increase in SG&A expenses, reflecting management’s ongoing commitment to driving operating leverage.

Because of our performance results, particularly in the areas of commercial adoption and driving operating leverage, our NEOs earned above-target annual cash incentive awards, as described further in the section entitled “Annual Incentives.”

Our Pay Practices

We believe that our compensation practices are competitive with the market and our peers.  Our compensation program is designed to attract and retain qualified executives in order to achieve our strategic objectives.  Our policies and practices include:

•

Pay for performance. A significant percentage of each of our NEO’s target total direct compensation is variable or performance-based compensation, with the amounts realized by our NEOs fluctuating based on actual performance in the case of annual incentives or the value of our shares in the case of long-term equity awards.

•

Performance measures support strategic objectives. The performance measures we use for our annual incentive program reflect strategic and operating objectives that are designed to support the creation of long-term value for our shareholders.

•	Appropriate risk-taking. We set performance goals that consider our publicly-announced Company goals, which we believe will encourage appropriate risk taking.
•	No tax gross-ups. We do not provide tax gross-ups on severance or change in control benefits.
•	No re-pricings or exchanges of underwater share options. Our 2015 Omnibus Incentive Plan (“2015 Plan”) prohibits re-pricing or exchange of underwater share options without shareholder approval.
•

Share ownership guidelines. Our NEOs and other executives are required to accumulate and hold shares equal to a multiple of base salary. If an executive has not met his or her ownership requirement in a timely manner, the executive is required to retain a portion of shares received under long-term incentive awards until the requirements are met.

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•	Anti-hedging and anti-pledging policy. Our executives, directors and other insiders are prohibited from entering into hedging and pledging transactions related to our shares.
•

Clawback Policy. Our Policy on Recoupment of Incentive Compensation applies to all executive officers. It permits the Board to recover from an executive any annual or long-term incentive compensation the executive received during the three year period preceding the filing of financial statements that were restated due to our material noncompliance with any financial reporting requirement under the securities laws if (1) the payment or award was predicated upon achieving certain financial results that were the subject of the restatement, (2) the Board determines that the executive engaged in intentional misconduct that significantly contributed to the need for the restatement, and (3) a lower payment or award would have been made to the executive based upon the restated financial results.

The Role and Philosophy of our Compensation Committee

Our Compensation Committee has primary responsibility for making compensation decisions for our executives and operates under a charter approved by the Board. Our Compensation Committee retained Radford, an Aon Hewitt Company (“Radford”), as its independent executive compensation consultant. Our Compensation Committee uses information from Radford and input from our CEO and our Executive Chairman (except for matters regarding their own pay) and assistance from our Human Resources department to make decisions and to conduct its annual review of our Company’s executive compensation program.

The philosophy of our executive compensation program is to provide a compelling, dynamic, market based total compensation program tied to performance and aligned with our shareholders’ interests. Our goal is to ensure our Company has the talent it needs to maintain sustained long-term performance for our shareholders and employees. The guiding principles that help us achieve these goals are:

•

Recruit and retain. Our program is designed to allow us to recruit effectively in the highly competitive labor market in which we compete and retain top talent for our critical roles. In particular, given the unique nature of our business as the first commercialized oncology medical device company, we believe that it is critical that we recruit and retain very talented individuals to help us continue to grow and optimize our business model.

•	Pay for performance. A significant portion of our executives’ compensation is tied to the performance of our Company, rewarding executives for progress towards our strategic and operational goals.
•	Aligned with strategy. Our compensation program is designed to be aligned with our Company strategies.
•	Aligned with shareholders. Our compensation program, through both design and payouts, is structured to be aligned with the long-term interests of our shareholders.
•

Reinforce succession planning. We believe that our compensation program plays a key role in making sure we have the talent we need for long-term success and to deliver against our strategic operating plan.

•

Data-driven decision making. We design our executive compensation program and make pay decisions considering a balance of information. Given the locations of our executives in Israel and the United States, we benchmark not only against our peers but also in consideration of customary executive compensation practices in Israel and the United States.

Compensation Consultant

In 2017, our Compensation Committee retained Radford to assist with updating the Company’s compensation peer group; conducting market research and analysis on annual and long-term incentive programs, salaries, and equity plans; assisting our Compensation Committee in developing target grant levels and annual salaries for executives and other

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employees; advising our Compensation Committee on public company equity plans and practices; providing our Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions; and reviewing compensation proposals of management.

Our management has also engaged Radford for other advisory services and has engaged Aon, Radford’s parent company, to provide insurance brokerage services. Neither our Compensation Committee nor the Board has a role in the engagement of Radford for services to the Company that are unrelated to executive and director compensation.

Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in SEC Rule 10C-1(b)(4) under the Exchange Act, the NASDAQ Listing Rules and such other factors as were deemed relevant under the circumstances, our Compensation Committee has determined that Radford is independent and the work Radford performed on behalf of our Compensation Committee did not raise any conflict of interest.

In establishing compensation levels and awards for executive officers other than our CEO and Executive Chairman, our Compensation Committee takes into consideration the recommendations of Radford and our Human Resources department, Company performance and evaluations by our CEO of each executive’s individual performance. Our Compensation Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by Radford.

Compensation Components

Our executive compensation program includes the following key elements:

Element	Design	Purpose	Key 2017 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted as appropriate.	Intended to attract and retain executives with proven skills and leadership abilities that will enable us to be successful.	COO received an increase at the beginning of the year in order to bring his compensation package further into alignment with peer practices.
Annual Incentive Award	Variable, performance based compensation component. Payable based on business results and individual performance.	Intended to motivate and reward executives for successful execution of strategic priorities.

Targets as a percentage of base salary were established at the beginning of 2017 for each NEO, with payments reflecting achievement of our key strategic objectives as determined by the Compensation Committee.

Long-Term Incentive Awards	Variable, at-risk compensation component. Delivered in 2017 as restricted share units (“RSUs”) and share options, the value of which will depend on share price performance.

Intended to motivate and reward executives for long-term Company financial performance and enhanced long-term shareholder value by balancing compensation opportunity and risk, while encouraging sustained performance and retention.

One-time sign on grant made to our Executive Chairman included performance-based options. Equity awards granted in 2017 to all other NEOs were targeted to be above the median of our peer group to encourage exceptional future performance and provide retention value. In 2017, our Compensation Committee introduced RSUs into our compensation program.

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Setting Compensation

We have designed our executive compensation program to attract, retain and motivate superior executive talent by providing compensation, in the aggregate, that we believe is reasonable and competitive. We provide our executives with incentives that we believe will both reward the achievement of performance goals that directly correlate to the enhancement of shareholder value and facilitate executive retention.  We strive to align our executives’ interests with those of shareholders through long-term incentives linked to specific performance.

Our Compensation Committee’s annual compensation review for 2017 included an analysis of data, comparing the Company’s executive and director compensation levels against a peer group of medical device, diagnostics and biopharmaceuticals companies. Radford provided our Compensation Committee with advice, counsel and recommendations with respect to the composition of the peer group and competitive data used for benchmarking our compensation program. Our Compensation Committee uses this and other information provided by Radford to reach an independent recommendation regarding compensation to be paid to our Executive Chairman, CEO, directors and other executives. Our Compensation Committee’s final recommendation is then given to the independent directors of our Board for review and final approval.

Our Compensation Committee reviewed the companies included in the prior year’s peer group of publicly-traded companies with respect to revenue, market capitalization and enterprise value, each as compared to the same metrics for the Company, and determined that certain adjustments were necessary for 2017 in light of the Company’s growth in revenues and its market capitalization at the time of the Compensation Committee’s review.

The peer group of publicly-traded companies set forth below was used to analyze 2017 executive compensation:

• Acceleron Pharma Inc.	• Keryx Biopharmaceuticals, Inc.
• ARIAD Pharmaceuticals, Inc.	• MacroGenics, Inc.
• Clovis Oncology, Inc.	• Merrimack Pharmaceuticals, Inc.
• Coherus Biosciences, Inc.	• MiMedx Group, Inc.
• FibroGen, Inc.	• Momenta Pharmaceuticals, Inc.
• Foundation Medicine, Inc.	• Nevro Corp.
• Halozyme Therapeutics, Inc.	• Ophthotech Corporation
• Insulet Corporation	• Repligen Corporation
• Insys Therapeutics, Inc.	• Retrophin, Inc.
• Ironwood Pharmaceuticals, Inc.	• ZELTIQ Aesthetics, Inc.

Our Compensation Committee selected these companies after reviewing publicly-held companies in the medical device, diagnostics and biopharmaceuticals industries offering products/services similar to ours, with annual revenues generally between one and three times our annual revenue and market capitalization within a reasonable range of our market capitalization. Our 2017 Peer Group was composed of companies with annual revenues ranging from $0 to $384 million and with a median of $147 million (trailing twelve months at time of approval in December 2016) and market capitalization ranging from approximately $700 million to $6.5 billion and with a median of $2.3 billion (as of September 2017). Our trailing twelve month revenues and our market capitalization at the time the peer group was approved was at the 48th and 31st percentiles, respectively.

Our Compensation Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the 2017 Peer Group and the survey composite data for positions comparable to those held by each of our NEOs. Our Compensation Committee also reviewed a report comparing the target total cash compensation (base salary plus target annual incentive) and target total direct compensation (base salary plus target annual incentive plus target long-term incentive) for each of the NEOs against these benchmarks. For retention and competitive considerations, the Company

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evaluates each NEO’s total cash compensation and total direct compensation levels against the 2017 Peer Group data or survey composite data applicable to his or her position. Because compensation decisions are complex, the Compensation Committee considers competitive market data as one factor in evaluating compensation decisions.  Our Compensation Committee’s final determinations with respect to base salary, target annual incentive compensation and target long-term incentive compensation also reflect consideration of the Company’s and the NEO’s performance, internal comparisons, potential, scope of position, retention needs, dilution constraints and other factors our Compensation Committee deems appropriate. Our Compensation Committee made its specific compensation determinations in 2017, as described further below, with the intention to provide our executive officers with the ability to earn above-market compensation for superior performance that furthered the Company’s long-term strategic goals.

For the purposes of analyzing 2018 executive compensation, the Company determined that certain adjustments were necessary for 2018 in light of the Company’s growth in revenues and market capitalization.  Accordingly, for 2018, our Compensation Committee updated our peer group of publicly-traded companies as set forth below:

• Acceleron Pharma Inc.	• Ironwood Pharmaceuticals, Inc.
• Agios Pharmaceuticals, Inc.	• MiMedx Group, Inc.
• Clovis Oncology, Inc.	• Momenta Pharmaceuticals, Inc.
• FibroGen, Inc.	• Nektar Therapeutics
• Foundation Medicine, Inc.	• Nevro Corp.
• Genomic Health, Inc.	• Portola Pharmaceuticals, Inc.
• Halozyme Therapeutics, Inc.	• Repligen Corporation
• Insulet Corporation	• Supernus Pharmaceuticals, Inc.
• Insys Therapeutics, Inc.	• TESARO, Inc.
• Intercept Pharmaceuticals, Inc.

Base salary

Our Compensation Committee conducts an annual review of each executive officer’s base salary once per year, with input from our Executive Chairman (other than with respect to himself) and our Chief Executive Officer (other than with respect to himself or the Executive Chairman), and makes adjustments as it determines appropriate in furtherance of our compensation philosophy and company performance objectives and needs, with revisions generally becoming effective in April of that year.

With the exception of Mr. Ambrogi, our NEOs’ base salaries were not adjusted during 2017.  Analysis provided by Radford showed that Mr. Ambrogi’s base salary was positioned below the median based on peer benchmarking; therefore, our Compensation Committee increased Mr. Ambrogi’s base salary by 9.9% based on his performance and to bring him further into alignment with the competitive range consistent with peer benchmarking. The current annual base salaries of our NEOs are set forth below (expressed in U.S. dollars and, for Mr. Danziger and Mr. Kirson, converted based on the NIS/US$ exchange rate of 4 NIS per 1 USD):

Named executive officer	Base salary ($)
William F. Doyle	750,000
Asaf Danziger	698,439
Wilhelmus Groenhuysen	600,600
Eilon Kirson	455,284
Michael J. Ambrogi	390,000

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Annual Incentives

In general, the annual incentives, including the cash bonus of each executive officer, is determined by the achievement of corporate goals and personal objectives. Under their respective employment agreements, the NEOs have pre-established target bonus amounts (expressed as a percentage of base salary) payable at the discretion of our Board and Compensation Committee based on actual performance.

Our Board-approved corporate objectives for 2017 included commercial and market access objectives, such as increasing demand for Optune in its approved indications and launches of certain projects, improving or securing payment and reimbursement coverage in certain markets; clinical, regulatory and medical affairs objectives, such as opening and enrolling certain trials; and financial objectives, such as increased revenues and  maintaining sufficient levels of cash, cash equivalents and short-term investments. These goals were intended to incentivize the achievement of our strategic operating plan and were designed to be achievable with strong coordinated performance by management.  For 2017, the Compensation Committee assessed objectives as a whole based on a qualitative assessment of Company and individual performance.  Based on this assessment, our Board and Compensation Committee determined that the Company far exceeded expectations regarding achievement of certain objectives and, on balance, resulted in performance above expectation. Based on the overall level of achievement of corporate objectives, upon the recommendation of our Compensation Committee, our Board determined that our Company exceeded its corporate objectives and that it would pay cash bonuses to the Company’s executive officers (including the NEOs) for 2017 in March 2018 at 120% of target.

The target amount and actual amount of the annual cash bonus for each of our NEOs for fiscal 2017 is described below:

Named executive officer	FY 2017 target bonus (% Base Salary)	Realization (%) corporate achievement/ personal objectives	Actual FY 2017 bonus ($)(1)
William F. Doyle	90%	120%/100%	810,000
Asaf Danziger	75%	120%/100%	643,668
Wilhelmus Groenhuysen	50%	120%/100%	360,360
Eilon Kirson	50%	120%/100%	286,075
Michael J. Ambrogi	50%	120%/100%	234,000
(1)

The amount reported for each of Mr. Danziger’s and Mr. Kirson’s bonus reflects the actual amount paid in March 2018, as expressed in U.S. dollars, based on the NIS/US$ exchange rate. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

Long-term Incentives

Share Options

Share options are an important element of our long-term incentive program, enabling us to further align the interests of executives with those of shareholders. In general, share options are awarded annually to our executives as well as to other key employees. Share options entitle the holder to purchase a fixed number of our ordinary shares at a set price during a specified period of time. The right to exercise the options is subject to a vesting schedule. Because share options vest over time and only have value if the price of our ordinary shares increases, they encourage efforts to enhance long-term shareholder value.

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Our Compensation Committee sets guidelines for the value of share options to be awarded based on competitive compensation data. In 2017, the number of share options awarded to each NEO was determined following an  analysis of benchmarking data provided by Radford comparing equity award types and levels granted by our peer group and consideration of the compensation philosophy factors discussed above.  Share option awards to our NEOs were approved by the Committee to support our compensation philosophy, provide significant performance incentives and create retention value.

In February 2017, our Compensation Committee and Board granted share options to each of our NEOs, except Mr. Doyle.  These share options vest in equal increments over four years and have a 10-year term. In May 2017 our Compensation Committee and Board granted one-time sign-on option awards to Mr. Doyle. Please see the section below titled “Mr. Doyle’s Initial Equity Awards” for more information. As required by the 2015 Plan, all options have an exercise price equal to the closing market price of our ordinary shares on the date of the award.

See the following tables for more information on share options awarded to our NEOs:  2017 Summary Compensation Table; 2017 Grants of Plan-Based Awards Table; Outstanding Equity Awards at 2017 Fiscal-Year End Table and Option Exercises and Shares Vested Table.

Restricted Share Units

In 2017, we updated our long-term incentive program to include RSUs in our annual equity mix. Our Compensation Committee sets guidelines for the value of the annual RSUs to be awarded based on competitive compensation data. In 2017, the number of RSUs awarded to each NEO was determined following an analysis of benchmarking data provided by Radford comparing equity award types and levels granted by our peer group and consideration of the compensation philosophy factors discussed above.  RSU awards to our NEOs were approved by the Committee to support our compensation philosophy, provide significant performance incentives and create retention value.

In February 2017, our Compensation Committee and Board granted RSUs to our NEOs.  On May 2, 2017, RSUs were granted to Mr. Doyle, as part of his initial equity grants upon becoming eligible to receive equity awards from the Company.  The RSUs have a time-based vesting schedule and vest as to 33.33% of the award per year for the first three anniversaries of the award. For more information, please see the section below titled “Mr. Doyle’s Initial Equity Awards” and “Other Executive Officer Equity Awards in 2017” and the following tables for more information on RSUs awarded to our NEOs:  2017 Summary Compensation Table; 2017 Grants of Plan-Based Awards Table; Outstanding Equity Awards at 2017 Fiscal-Year End Table and Option Exercises and Shares Vested Table.

Mr. Doyle’s Initial Equity Awards

We hired Mr. Doyle as our Executive Chairman in May 2016.  Due to certain obligations as managing member of WFD Ventures LLC at the time of his hiring, Mr. Doyle was restricted from receiving equity incentive compensation from us.  Therefore, our Compensation Committee was unable to make a customary sign-on equity award to Mr. Doyle at the time of his hiring in 2016.  In May 2017, Mr. Doyle was no longer subject to external restrictions prohibiting him from receiving equity awards from the Company.  Accordingly, the Company granted Mr. Doyle sign-on equity awards on May 2, 2017.

With respect to Mr. Doyle’s equity awards granted on May 2, 2017, our Compensation Committee, in consultation with Radford, considered several factors in setting the types of awards, the amount of shares subject to the awards, and the vesting terms.  Our Compensation Committee considers the May 2017 initial equity awards to Mr. Doyle as customary and consistent to a sign-on grant when a new executive officer joins a company.  Our Compensation Committee also recognized that Mr. Doyle was employed by the Company for one year without receiving any equity awards during that period, as well as his 13 years of contributions to the building and success of the Company.  Given Mr. Doyle’s key contributions to the Company, significant experience and unique long-term knowledge of the Company, the initial equity

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awards were also intended to recognize Mr. Doyle’s historic and anticipated long-term future value to our Company and our shareholders and to establish a possible ownership level in our Company consistent with serving as executive chairman for 13 years.

RSU Award.  In order to incentivize Mr. Doyle’s performance and long-term employment with the Company, our Compensation Committee granted Mr. Doyle a time-based restricted stock unit award of 881,519 shares that vest ratably on each of the first three anniversaries of the grant date of the award, subject to Mr. Doyle’s continued employment through each applicable vesting date.

Option Awards.  To further incentivize Mr. Doyle’s performance given his roles as a primary spokesman for the Company externally and a key contributor to establishing and optimizing the Company’s business strategy  and to retain him over the long term, our Compensation Committee also awarded Mr. Doyle two separate option awards with performance- based triggers as described below:

•	Options to buy 881,519 ordinary shares at an exercise price of $11.85 per share (the closing NASDAQ share price on May 2, 2017) which will fully vest and become exercisable on May 2, 2020 if:
o

the closing price of an ordinary share of the Company is at least $14.81 (reflecting 25% share price appreciation over the option exercise price) for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2020 and

o

Mr. Doyle has been continuously employed by the Company through May 2, 2020. The share price performance trigger was satisfied during 2017 and the award remains subject to the continuous employment performance trigger.

•	Options to buy 881,519 ordinary shares at an exercise price of $11.85 per share which will fully vest and become exercisable on May 2, 2022 if:
o

the closing price of an ordinary share of the Company is at least $22.50 (reflecting 90% share price appreciation over the option exercise price) for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2022, and

o	Mr. Doyle has been continuously employed by the Company through May 2, 2022. Neither performance trigger has been met as of the filing date of this Proxy.

Given the size of these awards, our Compensation Committee believed it was important to construct a significant portion of Mr. Doyle’s initial equity awards as option awards with performance triggers.  The Compensation Committee believed that exercise price of the options and the performance triggers would incentivize Mr. Doyle to not only achieve the relevant performance metric but to exceed it substantially and to continue to maintain a high level of performance to maximize the possible value of the relevant award.  The relevant continuous employment trigger (through the third or fifth anniversary of the option grant date) provides Mr. Doyle incentive to stay with the Company and to continue to perform his duties effectively, because if Mr. Doyle leaves the company for any reason (other than termination within 12 months of a change in control of the Company as described in Mr. Doyle’s employment agreement) prior to the relevant continuous employment trigger, these options will not automatically vest upon such a termination event.

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Other Executive Officers Equity Awards in 2017

Recognizing the importance of the continuity and continued dedication of the management team and other key employees to achieving our Company’s key objectives, and after carefully considering the equity participation of such employees, the highly competitive labor market in which we compete to attract and retain employees, and our other near term and long term business objectives (including building a global GBM business and running up to four global Phase III clinical trials simultaneously over the next few years), our Compensation Committee granted option and RSU awards to the executive officers and other key employees in February 2017 above median peer benchmarking to provide significant performance incentives and strong retention value.

Our Compensation Committee believes that time-based option and RSU awards have strong retention value and granting such awards to members of management and key employees, including our executive officers, was in the best interests of the Company and our shareholders given the importance of such personnel to achieving our short-term and long-term Company objectives. The Compensation Committee also considered the diminished retention component of the outstanding share option awards held by each executive officer in February 2017 since, at the time of the grant of the equity awards, a significant percentage of each executive officer’s existing option awards were underwater (i.e. had option exercise prices above the then-current Company share price in February 2017), providing no retention incentive and no economic value to the executive officers.  Our Compensation Committee was also concerned that, given the executive officers’ lengthy tenures with our Company and the unique nature of our business, the loss of any one of the executive officers would adversely impact the achievement of our objectives until a qualified replacement could be hired and become familiar our Company’s business.

Our Compensation Committee contemplated having all or a portion of these awards consist of performance-based equity awards instead of having the awards being comprised solely of options and RSUs subject to time-based vesting. Our Compensation Committee also considered relevant peer benchmarking that indicated a lack of prevalence with respect to performance-based equity awards.  Ultimately, our Compensation Committee believed that time-based options and RSUs have stronger retention value relative to performance-based awards, particularly given our challenging Company objectives. Given the criticality to our future success of the experience and functions served by the recipients of the retention awards, including our executive officers, our Compensation Committee determined that it was in our best interests and the best interests of our shareholders to grant these equity awards in the form of time-based option and RSU awards.

Other employee benefits and compensation

We provide limited executive perquisites to some of our NEOs and limited change-in-control benefits as described further below. We generally provide our executives in the United States and Israel with the same benefits provided to all other employees in the United States and Israel, respectively. In addition, pursuant to their employment agreements, each of our NEOs receives a car allowance and Mr. Groenhuysen receives a financial planning allowance.

In the United States, we sponsor a tax-qualified 401(k) defined contribution plan. Our 401(k) plan, which is generally available to all employees, allows participants to defer amounts of their annual compensation before taxes, up to the maximum amount specified by the U.S. Internal Revenue Code of 1986, as amended, or the Code, which was $18,000 per person for calendar year 2017 (participants age 50 or older are allowed an additional $6,000 in catch-up contributions per year for a total of $24,000). We do not currently provide, and never have provided, matching contributions or profit-sharing contributions to the plan, although we may do so in the future.

In Israel, we generally provide our executives, including NEOs, with severance, pension, disability and education benefits in line with both Israeli law as well as customary compensation practices among technology companies, including medical device companies. In accordance with certain exceptions under Israeli law, Messrs. Danziger and Kirson are each entitled

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to contractual severance benefits rather than the amounts specified by statute. Such contractual arrangements are common for employees in Israel in the technology sector. For Messrs. Danziger and Kirson, we have contractually agreed to adhere to the provisions of the General Approval and to contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on their behalf with respect to severance, pension and disability benefits. In addition, we contribute to an advance study fund/professional education fund (keren hishtalmut) for the benefit of Messrs. Danziger and Kirson. In addition, the employment agreements for each of Mr. Danziger and Mr. Kirson provide that unused vacation days may be accumulated (for two subsequent years) or redeemed under certain limitations. Each executive is also entitled to recuperation pay (d’mey havra’ah) in accordance with the provisions of the applicable law (with the number of days determined based on seniority).  Mr. Danziger is also entitled to one month of paid sick days, fully compensated based on his regular base salary, per each year.  Unused sick days may be accumulated for use in subsequent years, up to the maximum of 6 months.

For additional details with respect to the amounts contributed to the Managers Insurance Policy and professional education fund, please see the footnotes to the 2017 Summary Compensation Table below. Except as described above, we do not currently sponsor or contribute to any qualified or non-qualified defined benefit plan or any non-qualified defined contribution plan, and we do not currently maintain (or have any outstanding obligation with respect to) any traditional non-qualified deferred compensation plan or other deferred compensation plans.

Compensation Policies and Practices

Recoupment of Incentive Compensation (“Clawback”)

In 2017, our Board adopted a Policy on Recoupment of Incentive Compensation (the “Recoupment Policy”).  The Recoupment Policy applies to all executive officers (as designated by the Board) and any individual who served as an executive officer of the Company in the three year period prior to the date of the event that triggered the Recoupment Policy (each, an “Executive”).  The Recoupment Policy permits the Board to recover from an Executive any annual or long-term incentive compensation payment or award made or granted to the Executive during the three year period preceding the filing of Company financial statements that were restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (a “Restatement”) if (1) the payment or award was predicated upon achieving certain financial results that were subsequently the subject of the Restatement; (2) the Board determines that the Executive engaged in intentional misconduct that significantly contributed to the need for the Restatement; and (3) a lower payment or award would have been made to the Executive based upon the restated financial results.  In addition, the Board may require the return of certain profits realized by an Executive on the sale of Company securities if the Board determines that the Executive engaged in intentional misconduct that significantly contributed to the need for the Restatement.

Share ownership guidelines

Our Board believes that requiring NEOs and other executive officers to hold significant amounts of our ordinary shares strengthens their alignment with the interest of our shareholders and promotes achievement of long-term business objectives. Accordingly, in 2017, our Board adopted share ownership guidelines intended to better align the interests of our directors and executive officers with the interests of our shareholders and to continue to promote our commitment to sound corporate governance. Under these guidelines, our executive officers are required to achieve ownership of our Ordinary Shares valued at three times their annual base salary (five times in the case of our CEO and our Executive Chairman) within five years of becoming an executive officer or, in the case of officers serving at the time the guidelines were initially adopted, within five years of the date of adoption of the guidelines. Our non-employee directors are required to achieve ownership of our Ordinary Shares valued at three times the amount of the annual cash retainer payable to directors within five years of joining our Board or, in the case of directors serving at the time the guidelines were initially

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adopted, within five years of the date of adoption of the guidelines. The ownership levels of our executive officers and directors as of March 20, 2018 are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Risk Considerations in Our Compensation Program

During 2017, at the direction of our Compensation Committee, Radford, with the assistance of our management, conducted a review of our compensation policies and practices and their respective risk profiles. Radford presented the findings to our Compensation Committee for consideration. After consideration of the information presented, our Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

In making this determination, our Compensation Committee considered our pay mix, our base salaries, and the attributes of our incentive and other variable compensation programs, including our annual bonus plan, our equity compensation plans, and our sales compensation plans. We also have in place numerous business controls such as quarterly reviews of sales compensation, an executive compensation recovery ("clawback") policy and other internal business and operational approval processes.

Our Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. Our Compensation Committee concluded that the mix and design of the elements of our compensation policies and practices do not motivate imprudent risk-taking. Consequently, we are satisfied that any potential risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

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COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion & Analysis. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and our 2017 Annual Report.

COMPENSATION COMMITTEE

Charles G. Phillips III, Chairman

Gert Lennart Perlhagen

William A. Vernon

2017 Summary Compensation Table

The following table sets forth total compensation paid to our NEOs for 2017 and, to the extent required by applicable SEC disclosure rules, 2016 and 2015.

Named executive officer and principal position	Fiscal year	Salary ($)(1)	Stock Awards($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)	Total ($)
William F. Doyle (4) Executive Chairman	2017	750,000	10,446,000	11,750,648	810,000	18,000	23,774,648

Asaf Danziger (5) Chief Executive Officer	2017	698,439	1,144,000	1,533,150	643,668	292,331	4,311,588
	2016	651,272	0	652,694	0	276,483	1,580,449
	2015	642,111	0	8,263,713	478,772	271,296	9,655,892

Wilhelmus Groenhuysen (6) Chief Financial Officer	2017	600,600	929,500	1,195,857	360,360	30,765	3,117,082
	2016	600,600	0	5,630,025	0	28,470	6,259,095
	2015	600,600	0	2,344,448	330,330	17,544	3,292,922

Eilon Kirson (7) Chief Science Officer and Head of R&D	2017	455,284	780,780	1,116,133	286,075	204,319	2,842,591
	2016	419,570	0	489,520	0	128,639	1,037,729

Michael J. Ambrogi (8) Chief Operating Officer	2017	381,225	669,240	956,685	234,000	13,200	2,254,350
	2016	354,900	0	326,347	0	12,100	693,347
	2015	354,900	0	3,397,888	177,450	0	3,930,238

(1)

Mr. Danziger’s annual base salary, expressed in U.S. dollars, is $624,000 and Mr. Kirson’s annual base salary, expressed in U.S. dollars, is $416,000. In accordance with Company practice/policy, Mr. Danziger’s and Mr. Kirson’s annual base salary is paid in the new Israeli shekel, or NIS. The difference between the salary amounts established by our Compensation Committee and those reported in the table above are due to currency translations. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

2018 Proxy Statement

(2)

The amounts represent the aggregate grant date fair value of RSU and option awards granted by us in 2017, computed in accordance with FASB ASC Topic 718. See Note 14 in the notes to our consolidated financial statements included in our Annual Report for a discussion of the assumptions we use to account for share-based compensation. In the case of RSU awards, the grant date fair value was calculated based on the closing share price on the date of grant.  The amounts reported for Mr. Doyle’s performance-based options are reported based on the probable achievement of the underlying performance-based vesting condition at the time of grant.  Under FASB ASC Topic 718, the vesting condition related to Mr. Doyle’s performance-based options is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Doyle that could be calculated and disclosed based on achievement of the underlying market condition. These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the NEOs.

(3)

For additional information, see “Annual Incentives” in the Compensation Discussion and Analysis. The amount reported for Mr. Danziger’s and Mr. Kirson’s annual cash bonus payment pursuant to the 2017 Cash Bonus Program reflects the actual amount paid in respect of 2017 performance, as expressed in U.S. dollars, based on the NIS/US$ exchange rate. The Company uses an exchange rate of 4 NIS per 1 USD and translates the amount paid in NIS according to each transaction date.

(4)	“All other compensation” for Mr. Doyle for 2017 was comprised of automobile payments totaling $18,000.
(5)	A detailed breakdown of “All other compensation” for Mr. Danziger for 2017 is provided in the table below, in each case, based on actual cost expressed in U.S. dollars.

Name	Fiscal year	Company contribution to benefits ($)(a)	Vacation payout ($)(b)	Automobile payments ($)(c)	Total ($)
Asaf Danziger	2017	171,646	75,078	45,607	292,331

(a)

For 2017, amount includes $107,869 in severance and pension contributions from us to Mr. Danziger’s Managers Insurance Policy; $52,383 in contributions from us to Mr. Danziger’s advance study fund/professional education fund (keren hishtalmut); $11,394 in payments by us in respect of social security and recuperation pay required by statute in Israel, convalescence pay and holiday gift cards given to Company employees twice per year (Passover and Rosh Hashana) and grossed up for taxes (includes $900 for gift cards, of which $450 is the value of the gift cards and $450 is the gross up amount).

(b)

For 2017, represents payment for 28 days of accrued but unused vacation time paid to Mr. Danziger pursuant to the exercise of his right, in accordance with his employment agreement, to elect, on an annual basis, to receive a cash payment based on Mr. Danziger’s base salary in respect of such accrued but unused vacation time in lieu of using such accrued vacation in the future.

(c)

In lieu of providing Mr. Danziger with a company car, we currently satisfy our automobile obligations under Mr. Danziger’s employment agreement with us by paying Mr. Danziger cash sufficient to cover the costs of his automobile. The total amount paid to Mr. Danziger with respect to the automobile payments was $45,607 for 2017.

(6)

“All other compensation” for Mr. Groenhuysen for 2017 was comprised of automobile payments totaling $13,200, payment of tax preparation fees of $13,221, and insurance premiums paid of $4,344. For additional information, see “Executive employment arrangements—Groenhuysen employment agreement.”

(7)	A detailed breakdown of “All other compensation” for Mr. Kirson for 2017 is provided in the table below based on actual cost expressed in U.S. dollars.

2018 Proxy Statement

Name	Fiscal year	Company contribution to benefits ($)(a)	Vacation payout ($)(b)	Automobile payments ($)(c)	Total ($)
Eilon Kirson	2017	116,500	61,628	26,191	204,319

(a)

The amount includes $70,960 in severance and pension contributions from us to Mr. Kirson’s Managers Insurance Policy; $34,146 in contributions from us to Mr. Kirson’s advance study fund/professional education fund (keren hishtalmut); $11,394 in payments by us in respect of social security and recuperation pay required by statute in Israel, convalescence pay and holiday gift cards given to Company employees twice per year (Passover and Rosh Hashana) and grossed up for taxes (includes $900 for gift cards, of which $450 is the value of the gift cards and $450 is the gross up amount).

(b)

For 2017, represents payment for 36 days of accrued but unused vacation time paid to Mr. Kirson pursuant to the exercise of his right, in accordance with his employment agreement, to elect, on an annual basis, to receive a cash payment based on Mr. Kirson’s base salary in respect of such accrued but unused vacation time in lieu of using such accrued vacation in the future.

(b)

In lieu of providing Mr. Kirson with a company car, we currently satisfy our automobile obligations under Mr. Kirson’s employment agreement with us by paying Mr. Kirson cash sufficient to cover the costs of his automobile. The total amount paid to Mr. Kirson with respect to the automobile payments was $26,191 for 2017.

(8)	“All other compensation” for Mr. Ambrogi for 2017 consisted of automobile payments totaling $13,200.

2017 Grants of Plan-Based Awards

Annual bonus opportunities and equity awards made in 2017 are reflected in the table below:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards:	All Other Option Awards:	Exercise or Base Price of	Grant Date
Named Executive Officer	Grant Date	Threshold ($)	Target ($)(2)	Maximum ($)	Threshold (#)	Target (#)(3)	Maximum (#)	Number of Shares or Stock or Units (#)(4)	Number of Securities Underlying Options (#)(5)	Option Awards Price ($/sh)(5)	Fair Value of Stock and Option Awards ($)(6)
William F. Doyle		—	675,000	—
	5/2/2017				—	881,519	—			11.85	5,994,329
	5/2/2017				—	881,519	—			11.85	5,756,319
	5/2/2017							881,519			10,446,000
Asaf Danziger		—	468,000	—
	2/22/2017							160,000			1,144,000
	2/22/2017								375,000	7.15	1,533,150
Wilhelmus Groenhuysen		—	300,300	—
	2/22/2017							130,000			929,500
									292,500	7.15	1,195,857
Eilon Kirson		—	208,000	—
	2/22/2017							109,200			780,780
	2/22/2017								273,000	7.15	1,116,133
Michael J. Ambrogi		—	195,000	—
	2/22/2017							93,600			669,240
	2/22/2017								234,000	7.15	956,685

(1)	All equity awards made during 2017 were granted under the Company’s 2015 Plan.

2018 Proxy Statement

(2)

As described above under “Annual Incentives” we granted the opportunity to earn an annual cash bonus in 2017. Targets are based on a percentage of the NEO’s salary. The target amount represents the amount payable if the target performance was met.  There is no threshold or maximum payout amounts under the cash bonus program.  Amounts paid are reflected in the 2017 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(3)	This column reflects two awards of performance-based options granted to Mr. Doyle as follows:
a)

An option to buy 881,519 ordinary shares that will fully vest and become exercisable on May 2, 2020 if (i) the closing price of the Company's ordinary shares is at least $14.81 for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2020, and; (ii) Mr. Doyle remains continuously employed by the Company through May 2, 2020.  As of December 31, 2017, the share price performance trigger was satisfied and the award remains subject to the service-based vesting conditions.

b)

An option to buy 881,519 ordinary shares that will fully vest and become exercisable on May 2, 2022 if (i) the closing price of the Company's ordinary shares is at least $22.50 for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2022, and (ii) Mr. Doyle remains continuously employed by the Company through May 2, 2022.  As of December 31, 2017, neither performance trigger had been met.

(4)

This column reflects time-based restricted share unit awards that vest in three equal installments on each of the first three anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date.

(5)

The column reflects share option awards that vest in four equal installments on each of the first four anniversaries of the grant date, subject to the executive’s continued service through the applicable vesting date. All options have an exercise price equal to the closing market price of our ordinary shares on the date of the award.

(6)

The amounts represent the aggregate grant date fair value of RSU and option awards granted by us in 2017, computed in accordance with FASB ASC Topic 718. See Note 14 in the notes to our consolidated financial statements included in our Annual Report for a discussion of the assumptions we use to account for share-based compensation. In the case of RSU awards, the grant date fair value was calculated based on the closing share price on the date of grant.  The amounts reported for Mr. Doyle’s performance-based options are reported based on the probable achievement of the underlying performance-based vesting condition at the time of grant.  Under FASB ASC Topic 718, the vesting condition related to Mr. Doyle’s performance-based options is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Doyle that could be calculated and disclosed based on achievement of the underlying market condition.  These amounts reflect our accounting expense for these awards and do not correspond to the actual amounts, if any, that will be recognized by the NEOs.

2018 Proxy Statement

Outstanding Equity Awards at 2017 Fiscal Year End

The following table sets forth information regarding outstanding share option awards and unvested restricted share unit awards for each of our NEOs.

		Option Awards					Stock Awards
Named executive officer	Grant date	Number of securities underlying unexercised options (#)— exercisable	Number of securities underlying unexercised options (#)— unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option exercise price ($ per share)	Option expiration date	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Other Rights That Have Not Vested ($)
William F. Doyle (1) (2)	5/2/2017	—	881,519	—	11.85	5/1/2027	881,519	17,806,684
	5/2/2017	—	—	881,519	11.85	5/1/2027

Asaf Danziger (2) (3)	12/14/2011	446,863	—		3.44	12/14/2021
	2/26/2014	66,519	22,176		7.48	2/26/2024
	2/25/2015	177,390	177,390		14.37	2/25/2025
	10/2/2015	206,955	206,955		22.00	10/2/2025
	2/24/2016	25,000	75,000		11.46	2/23/2026
	2/22/2017	—	375,000		7.15	2/21/2027	160,000	3,232,000

Wilhelmus Groenhuysen (2) (3)	12/14/2011	523,732	—		3.44	12/13/2021
	2/20/2013	88,695	—		7.03	2/20/2023
	2/26/2014	44,346	14,784		7.48	2/26/2024
	2/25/2015	133,042	133,043		14.37	2/23/2025
	1/12/2016	112,500	337,500		21.90	1/12/2026
	2/22/2017	—	292,500		7.15	2/21/2027	130,000	2,626,000

Eilon Kirson (2) (3)	9/15/2011	76,869	—		3.44	9/14/2021
	12/14/2011	70,956	—		3.44	12/13/2021
	2/20/2013	218,781	—		7.03	2/19/2023
	2/26/2014	44,346	14,784		7.48	2/25/2024
	2/25/2015	133,042	133,043		14.37	2/23/2025
	2/24/2016	18,750	56,250		11.46	2/23/2026
	2/22/2017	—	273,000		7.15	2/21/2027	109,200	2,205,840

Michael J. Ambrogi (2) (3)	1/10/2009	99,728	—		0.23	1/10/2019
	12/14/2011	88,695	—		3.44	12/13/2021
	2/20/2013	59,130	—		7.03	2/19/2023
	2/26/2014	22,173	7,392		7.48	2/25/2024
	3/5/2015	88,694	88,696		14.37	2/23/2025
	10/1/2015	73,912	73,913		22.00	10/1/2025
	2/24/2016	12,500	37,500		11.46	2/24/2026
	2/22/2017	—	234,000		7.15	2/21/2027	93,600	1,890,720

(1)

The column “Number of securities underlying unexercised options – unexercisable” reflects a performance-based  option award of 881,519 ordinary shares granted on May 2, 2017 that will fully vest and become exercisable on May 2, 2020 if (i) the closing price of the Company's ordinary shares is at least $14.81 for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2020, and (ii) Mr. Doyle remains

2018 Proxy Statement

continuously employed by the Company through May 2, 2020.  Mr. Doyle has met the performance-based criteria for this award but has not yet satisfied the time-based criteria.  The column “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” reflects a performance-based  option award of 881,519 ordinary shares granted on May 2, 2017 that will fully vest and become exercisable on May 2, 2022 if (i) the closing price of the Company's ordinary shares is at least $22.50 for a period of at least twenty (20) consecutive trading days at any time between May 2, 2017 and May 2, 2022, and (ii) Mr. Doyle remains continuously employed by the Company through May 2, 2022.

(2)	All share option awards vest in four equal installments on each of the first four anniversaries of the grant date, subject to the NEO’s continued service through the applicable vesting date.
(3)

The “Stock Awards” column reflects time-based restricted share unit awards that vest in three equal installments on each of the first three anniversaries of the grant date, subject to the NEO’s continued service through the applicable vesting date.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William F. Doyle	—	—	—	—
Asaf Danziger	697,734	9,197,908	—	—
Wilhelmus Groenhuysen	—	—	—	—
Eilon Kirson	—	—	—	—
Michael J. Ambrogi	—	—	—	—

(1)	The value realized on exercise is the difference between the fair value of our ordinary shares at the time of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

Potential Payments upon Termination or Change in Control

We have entered into written employment agreements with each of our NEOs. These employment agreements, as generally described below, were intended to acknowledge and set forth the terms and conditions of each executive’s employment with us, including each executive’s duties and responsibilities, initial base salary levels, bonus and equity grant eligibility, employee benefit entitlements and severance protection. In addition, each of the employment agreements includes certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and/or non-disparagement covenants, which are intended to protect our interests as well as the interests of our shareholders, affiliates, directors, officers and employees.

We do not have any employment or other individual agreements with or in respect of any NEO that provide for an excise tax gross-up payment relating to a change in control. To the contrary, the employment agreements with Michael Ambrogi, William Doyle and Wilhelmus Groenhuysen provide that in the event that the executive’s receipt of payments or distributions would subject him to the golden parachute excise tax under Section 4999 of the Code, the amount of parachute payments within the meaning of Section 280G of the Code will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause the executive to be better off, on a net after-tax basis, if such payments were so reduced than without such reduction and payment of the excise tax under Section 4999 of the Code.

2018 Proxy Statement

Each of our NEOs are subject to an employment agreement that entitles the NEO to severance benefits, as follows:

Ambrogi employment agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Michael Ambrogi pursuant to which Mr. Ambrogi serves as our Chief Operating Officer. Under his employment agreement, Mr. Ambrogi’s employment is “at-will” and may be terminated by either Mr. Ambrogi or us at any time, subject to our obligation to provide severance in certain instances as discussed below.

Upon termination of Mr. Ambrogi’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Ambrogi for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Ambrogi’s execution without revocation of a release of claims, he will be eligible to receive an amount equal to 75% of his base salary, paid in equal installments over a period of 9 months, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Ambrogi and his eligible dependents as of the date of termination until the earlier of (i) 9 months following the date of termination and (ii) the date Mr. Ambrogi is eligible for coverage under a subsequent employer’s health plan.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Ambrogi’s execution without revocation of a release of claims, Mr. Ambrogi will be eligible to receive an aggregate amount equal to the sum of 1.5 times his base salary plus target annual bonus, paid in equal installments over a period of 18 months, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Ambrogi and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Ambrogi is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards granted to Mr. Ambrogi after the effective date of his employment agreement will become fully vested on the date of such termination.

Mr. Ambrogi’s employment agreement also provides that, in the event that any payments Mr. Ambrogi may receive in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Ambrogi to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pursuant to his employment agreement, Mr. Ambrogi is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 9 months thereafter.

Danziger employment agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Asaf Danziger pursuant to which Mr. Danziger serves as our Chief Executive Officer. Under his employment agreement, Mr. Danziger’s employment may be terminated by either us or Mr. Danziger at any time, subject to our obligation to provide severance in certain instances as discussed below.

We have contractually agreed to provide severance benefits and, pursuant to applicable law, we contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on Mr. Danziger’s behalf.  Such monthly contributions cover pension and disability benefits as well as severance pay in lieu of our statutory obligation to provide such payment under Israel’s Severance Pay Law.   Pursuant to his employment agreement, Mr. Danziger is the beneficiary of a Managers

2018 Proxy Statement

Insurance Policy pursuant to which we contribute on a monthly basis 8.33% of his monthly gross salary in respect of severance, 6.25% of monthly gross salary in respect of pension benefits and up to 2.5% of monthly gross salary in respect of disability benefits.  In addition to these Company contributions, Mr. Danziger contributes to his Managers Insurance Policy by way of a deduction from his monthly salary, a monthly amount equal to 5.75% of his monthly gross salary.  Mr. Danziger is also entitled to one month of paid sick days, fully compensated based on his regular base salary, per each year.  Unused sick days may be accumulated for use in subsequent years, up to the maximum of 6 months.

Upon termination of Mr. Danziger’s employment by us without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Danziger for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) Mr. Danziger’s annual base salary and (b) the contributed policy value (i.e. the amount in the managers insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”).

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Danziger’s execution without revocation of a release of claims, we will provide Mr. Danziger with a Change in Control Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) the sum of two-times his annual base salary plus two times target annual bonus, and (b) the Contributed Policy Value. Additionally, any share options or other equity awards granted to Mr. Danziger after the effective date of Mr. Danziger’s employment agreement will become fully vested on the date of such termination.

Pursuant to the his employment agreement, Mr. Danziger is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

Doyle employment agreement

On May 11, 2016, one of our subsidiaries entered into an employment agreement with Mr. Doyle.  Under the employment agreement, Mr. Doyle’s employment is “at-will” and may be terminated by either us or Mr. Doyle at any time, subject to our obligation to provide severance in certain instances as discussed below.  Upon termination of Mr. Doyle’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Doyle for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Doyle’s execution without revocation of a release of claims, he will be eligible to receive continued payment of his base salary in installments over 12 months from the date of termination, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination for up to 12 months following the date of termination.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Doyle’s execution without revocation of a release of claims, Mr. Doyle will be eligible to receive an aggregate amount equal to the sum of two times his base salary plus target annual bonus, paid in installments over 12 months from the date of termination, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Doyle and his eligible dependents as of the date of termination, for up to 18 months following the date of termination. Additionally, any share options or other equity awards granted to Mr. Doyle after the effective date of the employment agreement will become fully vested on the date of his termination.

The employment agreement also provides that, in the event that any payments Mr. Doyle may receive in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but

2018 Proxy Statement

only if it is determined such reduction would cause Mr. Doyle to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Groenhuysen employment agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Wilhelmus Groenhuysen pursuant to which Mr. Groenhuysen serves as our Chief Financial Officer. Under his employment agreement, Mr. Groenhuysen’s employment is “at-will” and may be terminated by either Mr. Groenhuysen or us at any time, subject to our obligation to provide severance in certain instances as discussed below.  Upon termination of Mr. Groenhuysen’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Groenhuysen for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Groenhuysen’s execution without revocation of a release of claims, he will be eligible to receive one times his base salary, paid in a lump sum, and, to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan.

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Groenhuysen’s execution without revocation of a release of claims, Mr. Groenhuysen will be eligible to receive an aggregate amount equal to the sum of two times his base salary plus target annual bonus, paid in a lump sum, and to the extent he timely elects COBRA continuation coverage and pays the full monthly premiums, a monthly amount equal to the full monthly premium for COBRA continuation coverage for the level of coverage in effect for Mr. Groenhuysen and his eligible dependents as of the date of termination until the earlier of (i) 12 months following the date of termination and (ii) the date Mr. Groenhuysen is eligible for coverage under a subsequent employer’s health plan. Additionally, any share options or other equity awards granted to Mr. Groenhuysen after the effective date of his employment agreement will become fully vested on the date of such termination.

Mr. Groenhuysen’s employment agreement also provides that, in the event that any payments Mr. Groenhuysen may receive in connection with a change in control of our Company are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments will be reduced to the greatest amount payable that would not result in such tax, but only if it is determined such reduction would cause Mr. Groenhuysen to be better off, on a net after-tax basis, than without such reduction and payment of the excise tax under Section 4999 of the Code.

Pursuant to his employment agreement, Mr. Groenhuysen is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter.

Kirson employment agreement

On October 10, 2016, one of our subsidiaries entered into an employment agreement with Eilon Kirson pursuant to which Mr. Kirson serves as our Chief Science Officer and Head of Research and Development. Under his employment agreement, Mr. Kirson’s employment may be terminated by either us or Mr. Kirson at any time, subject to our obligation to provide severance in certain instances as discussed below.

We have contractually agreed to provide severance benefits and, pursuant to applicable law, we contribute on a monthly basis to a Managers Insurance Policy (bituach menahalim) on Mr. Kirson’s behalf.  Such monthly contributions cover pension and disability benefits as well as severance pay in lieu of our statutory obligation to provide such payment under Israel’s Severance Pay Law.   Pursuant to his employment agreement, Mr. Kirson is the beneficiary of a Managers

2018 Proxy Statement

Insurance Policy pursuant to which we contribute on a monthly basis 8.33% of his monthly gross salary in respect of severance, 6.25% of monthly gross salary in respect of pension benefits and up to 2.5% of monthly gross salary in respect of disability benefits.  In addition to these Company contributions, Mr. Kirson contributes to his Managers Insurance Policy by way of a deduction from his monthly salary, a monthly amount equal to 5.75% of his monthly gross salary.

Upon termination of Mr. Kirson’s employment by us without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Kirson for “good reason” (each a “Qualifying Termination”) prior to a “change in control,”  subject to Mr. Kirson’s execution without revocation of a release of claims, we will provide Mr. Kirson with a Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) 75% of Mr. Kirson’s annual base salary and (b) the contributed policy value (i.e. the amount in the managers insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”).

Upon a Qualifying Termination within 12 months following a change in control, and subject to Mr. Kirson’s execution without revocation of a release of claims, we will provide Mr. Kirson with a Change in Control Severance Adjustment, payable in a lump sum, which will be equal to the positive difference, if any, between (a) the sum of 1.5-times his annual base salary plus 1.5 times target annual bonus, and (b) the Contributed Policy Value. Additionally, any share options or other equity awards granted to Mr. Kirson after the effective date of Mr. Kirson’s employment agreement will become fully vested on the date of his termination.

Pursuant to the his employment agreement, Mr. Kirson is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 9 months thereafter.

2018 Proxy Statement

The table below reflects the amount of compensation and benefits payable to each named executive officer in the event of (i) an involuntary termination without “cause” or a resignation by the executive for good reason and (ii) an involuntary termination without “cause” or a resignation by the executive for good reason within twelve months following a change in control. The amounts shown assume that the applicable triggering event occurred on December 31, 2017, and therefore are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event. The contributed policy value (i.e. the amount in the managers insurance policy/pension fund which is attributable to our contributions in respect of severance pay) (the “Contributed Policy Value”) for each of Mr. Danziger and Mr. Kirson was determined using the NIS to USD exchange rate as of December 31, 2017.

		Triggering Event
		Involuntary Without Cause or		Involuntary Without Cause or
		by Executive for		by Executive for
		Good Reason Prior to CIC ($)		Good Reason after CIC ($)
Name	Type of Payment	12/31/2017		12/31/2017
William F. Doyle	Cash severance	750,000	(1)	2,850,000	(3)
	Benefit continuation	0	(2)	0	(4)
	Equity acceleration	0		25,167,367	(5)
	TOTAL	750,000		28,017,367

Asaf Danziger	Cash severance	47,136	(6)	1,607,136	(7)
	Benefit continuation	0		0
	Equity acceleration	0		10,097,512	(5)
	TOTAL	47,136		11,704,648

Wilhelmus Groenhuysen	Cash severance	600,600	(8)	1,801,800	(9)
	Benefit continuation	29,320	(2)	29,320	(2)
	Equity acceleration	0		7,406,818	(5)
	TOTAL	629,920		9,237,938

Eilon Kirson	Cash severance	0	(10)	538,867	(11)
	Benefit continuation	0		0
	Equity acceleration	0		7,223,808	(5)
	TOTAL	0		7,762,675

Michael J. Ambrogi	Cash Severance	292,500	(12)	877,500	(13)
	Benefit continuation	21,990	(14)	29,320	(2)
	Equity acceleration	0		5,883,314	(5)
	TOTAL	314,490		6,790,134

(1)	Mr. Doyle is entitled to receive continued payment of his base salary in effect at termination over 12 months from the date of termination.
(2)

Each of Mr. Ambrogi, Mr. Doyle and Mr. Groenhuysen are entitled to the value of payments of COBRA premiums for himself and his eligible dependents for up to 12 months following date of termination. Currently Mr. Doyle is not enrolled in our health insurance benefits program.

(3)

Mr. Doyle is entitled to receive an aggregate amount equal to the sum of two times his base salary plus his target annual bonus at the levels in effect at termination, paid in installments over 12 months from the date of termination.

(4)

Mr. Doyle is entitled to the value of payments of COBRA premiums for himself and his eligible dependents for up to 18 months following date of termination. Currently Mr. Doyle is not enrolled in our health insurance benefits program.

2018 Proxy Statement

(5)

Represents the excess of fair market of the underlying shares over the exercise price of unvested share options and the fair market value of shares underlying unvested RSUs as of December 31, 2017, to the extent such shares would have become vested and exercisable if a change in control occurred at December 31, 2017.

(6)

Mr. Danziger is entitled to a lump sum, equal to the positive difference, if any, between his (a) annual base salary and (b) the Contributed Policy Value, as more fully described above. At December 31, 2017, the Contributed Policy Value was $576,864.  The potential Cash Severance reported reflects our payment to Mr. Danziger and does not include the Contributed Policy Value.

(7)

Mr. Danziger is entitled to a lump sum, equal to the positive difference, if any, between (a) the sum of two-times his annual base salary plus two times his target annual bonus at the levels in effect at termination, and (b) the Contributed Policy Value, as more fully described above. At December 31, 2017, the Contributed Policy Value was $576,864.  The potential Cash Severance reported reflects our payment to Mr. Danziger and does not include the Contributed Policy Value.

(8)	Mr. Groenhuysen is entitled to a lump sum payment, equal to his annual base salary in effect at termination.
(9)	Mr. Groenhuysen is entitled to a lump sum payment, equal to the sum of two times his base salary plus target annual bonus at the levels in effect at termination.
(10)

Mr. Kirson is entitled to a lump sum, equal to the positive difference, if any, between (a) the sum of 75% his annual base salary at the level in effect at termination, and (b) the Contributed Policy Value, as more fully described above. At December 31, 2017, the Contributed Policy Value was $397,133.  The potential Cash Severance reported reflects our payment to Mr. Kirson and does not include the Contributed Policy Value.

(11)

Mr. Kirson is entitled to a lump sum, equal to the positive difference, if any, between (a) the sum of 1.5 times his annual base salary plus 1.5 times his target annual bonus at the levels in effect at termination, and (b) the Contributed Policy Value, as more fully described under above. At December 31, 2017, the Contributed Policy Value was $397,133.  The potential Cash Severance reported reflects our payment to Mr. Kirson and does not include the Contributed Policy Value.

(12)	Mr. Ambrogi is entitled to receive continued payment of 75% of his base salary in effect at termination paid in installments over 9 months from the date of termination.
(13)

Mr. Ambrogi is entitled to receive an aggregate amount equal to the sum of 1.5 times his base salary plus his target annual bonus at the levels in effect at termination, paid in installments over 18 months from the date of termination.

(14)	Includes the value of payments of COBRA premiums for the executive and his eligible dependents for up to 9 months following date of termination.

2018 Proxy Statement

Equity Compensation Plan Information

The following table gives information about our Ordinary Shares that may be issued upon the exercise of share options under all of our existing equity compensation plans as of December 31, 2017, including the 2003 Share Option Plan, the 2013 Share Option Plan and the 2015 Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	16,457,246	$9.76	12,971,921
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	16,457,246	$9.76	12,971,921

2018 Proxy Statement

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information as to the beneficial ownership of our Ordinary Shares as of March 20, 2018 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our Ordinary Shares;
•	each named executive officer as set forth in the summary compensation table included in this proxy statement;
•	each of our directors and director nominees; and
•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership of our Ordinary Shares in the tables is based on 90,342,694 Ordinary Shares issued and outstanding on March 20, 2018. Ordinary Shares subject to options that are currently exercisable or exercisable within 60 days of March 20, 2018 or other stock awards that vest within that time are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Novocure, 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

Ownership of Management

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Ordinary Shares	Securities Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Directors, Nominees and Named Executive Officers:
William F. Doyle (1)	761,700	296,170	1,057,870	1.2%
Kinyip Gabriel Leung (2)	-	433,003	433,003	*
Asaf Danziger (3)	410,124	1,152,348	1,562,472	1.7%
Wilhelmus Groenhuysen (4)	239,061	1,169,245	1,408,306	1.5%
Eilon Kirson (5)	39,582	731,049	770,631	*
Yoram Palti, M.D., Ph.D. (6)	1,431,054	-	1,431,054	1.6%
William Burkoth (7)	-	45,100	45,100	*
Louis J. Lavigne, Jr. (8)	7,403	207,707	215,110	*
Martin J. Madden (9)	-	23,600	23,600	*
Michael J. Ambrogi (10)	146,558	467,843	614,401	*
Gert Lennart Perlhagen (11)	6,125,000	45,100	6,170,100	6.8%
Charles G. Phillips III (12)	68,405	207,707	276,112	*
William A. Vernon (13)	249,085	45,100	294,185	*
David T. Hung (14)	-	-	-	*
Sherilyn D. McCoy (14)	-	-	-	*
All directors and current executive officers as a group (14 persons)	9,498,046	5,131,706	14,629,752	15.3%

2018 Proxy Statement

*	Represents beneficial ownership of less than one percent of our outstanding Ordinary Shares.
(1)

Represents 92,746 Ordinary Shares held by Mr. William F. Doyle, 2,330 Ordinary Shares underlying warrants exercisable within 60 days of March 20, 2018, and 625,954 Ordinary Shares held by WFD-GP II, LLC and 43,000 Ordinary Shares held by WFD Ventures Fund II, L.P. Mr. Doyle is a managing director of WFD Ventures LLC, which is the sole member of WFD-GP II, LLC. As such, Mr. Doyle’s ownership includes the beneficial ownership of 43,000 Ordinary Shares held WFD Ventures Fund II, L.P. and 625,954 Ordinary Shares held by WFD-GP II, LLC. Mr. Doyle disclaims beneficial ownership in such shares to the extent that he does not have a pecuniary interest. Includes 293,840 Ordinary Shares underlying an RSU award that will vest and be distributable to Mr. Doyle within 60 days of March 20, 2018. The address for Mr. Doyle is c/o Novocure, 1500 Broadway, 17th Floor, New York, NY 10036.

(2)	Represents 433,003 Ordinary Shares underlying share options exercisable by Mr. Leung within 60 days of March 20, 2018.
(3)	Represents 410,124 Ordinary Shares and 1,152,348 Ordinary Shares underlying share options exercisable by Mr. Danziger within 60 days of March 20, 2018.
(4)	Represents 239,061 Ordinary Shares and 1,169,245 Ordinary Shares underlying share options exercisable by Mr. Groenhuysen within 60 days of March 20, 2018.
(5)	Represents 39,582 Ordinary Shares and 731,049 Ordinary Shares underlying share options exercisable by Mr. Kirson within 60 days of March 20, 2018.
(6)	Professor Palti shares voting and investment power for the shares held by Bennet Limited. As such, Professor Palti’s beneficial ownership includes 1,431,054 Ordinary Shares held by Bennet Limited.
(7)	Represents 45,100 Ordinary Shares underlying share options exercisable by Mr. Burkoth within 60 days of March 20, 2018.
(8)

Represents 7,403 Ordinary Shares and 207,707 Ordinary Shares underlying share options exercisable by Mr. Lavigne, within 60 days of March 20, 2018. The 7,403 Ordinary Shares are held by Spring Development Group, LLC, of which Mr. Lavigne is a managing member. Mr. Lavigne shares investment power with respect to these shares. Mr. Lavigne disclaims beneficial ownership in such shares to the extent that he does not have a pecuniary interest.

(9)	Represents 23,600 Ordinary Shares underlying share options exercisable by Mr. Madden within 60 days of March 20, 2018.
(10)

Represents 146,558 Ordinary Shares and 467,843 Ordinary Shares underlying share options exercisable by Mr. Ambrogi within 60 days of March 20, 2018. The address for Mr. Ambrogi is c/o Novocure, 195 Commerce Way, Portsmouth, NH 03801.

(11)	Represents 6,125,000 Ordinary Shares and 45,100 Ordinary Shares underlying share options exercisable by Mr. Perlhagen within 60 days of March 20, 2018.
(12)	Represents 207,707 Ordinary Shares underlying share options exercisable by Mr. Phillips, within 60 days of March 20, 2018. Includes 68,405 Ordinary Shares held by the wife of Mr. Phillips.
(13)	Represents 249,085 Ordinary Shares and 45,100 Ordinary Shares underlying share options exercisable by Mr. Vernon within 60 days of March 20, 2018.
(14)	Mr. Hung and Ms. McCoy are not currently members of the Board but are standing for election at the Annual Meeting as director nominees.

2018 Proxy Statement

Ownership of Certain Beneficial Owners

As of March 20, 2018, our records and a review of relevant SEC filings indicated that the following shareholders were the beneficial owners of more than 5% of our Ordinary Shares.

Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percent
Hansjoerg Wyss (1)	9,954,748	11.0%
FMR LLC (2)	8,070,440	8.9%
Gert Lennart Perlhagen (3)	6,125,000	6.8%
Pomona Capital VII, L.P. (4)	4,694,670	5.2%
The Vanguard Group, Inc. (5)	4,606,070	5.1%

(1)

As reported on Schedule 13G filed with the SEC on February 12, 2016, includes the beneficial ownership of 9,954,748 Ordinary Shares. The address for Mr. Wyss is c/o Loreda, 138 Mt. Auburn St, Cambridge, MA 02138.

(2)	As reported on Schedule 13G filed with the SEC on February 13 2017. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)	Represents 6,125,000 Ordinary Shares and 45,100 Ordinary Shares underlying share options exercisable by Mr. Perlhagen within 60 days of March 20, 2018.
(4)

As reported on Schedule 13G filed with the SEC on February 2, 2018. The address for Pomona Capital VII, L.P. is c/o Pomona Management, 780 Third Avenue, 46th Floor, New York, NY 10017. Represents 41,646,543 Ordinary Shares held directly by Pomona Capital VII, L.P. ("PC VII") and 3,048,127 Ordinary Shares held directly by Pomona Capital VII Fund Investors, L.P. ("PC VII FI"). The sole general partner of PC VII is Pomona Associates VII, L.P. ("PCVII GP"). The general partner of PCVII GP is Pomona Secondary Associates VII LLC ("PCVII LLC"). The sole general partner of PCVII LLC is Pomona G.P. Holdings LLC ("Holdings LLC"). The managing principals of Holdings LLC are Stephen M. Futrell ("Futrell"), Michael D. Granoff ("Granoff") and Frances N. Janis ("Janis") and and, as such, each of PCVII GP, PCVII LLC, Holdings LLC, Granoff, Janis and Futrell exercises shared voting and investment power over the shares held of record by PC VII. The Class A sole general partner of PC VII FI is PCVII GP and the Class B general partner of PC VII FI is PCVII LLC. The general partner of PCVII GP is also PCVII LLC. The sole member of PCVII LLC is Holdings LLC. The managing principals of Holdings LLC are Granoff, Janis and Futrell and, as such, each of PCVII GP, PCVII LLC, Holdings LLC, Futrell, Granoff and Janis exercises shared voting and investment power over the shares held of record by PC VII FI. Each of the reporting persons disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein, if any.

(5)

As reported on Schedule 13G filed with the SEC on February 9, 2018. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.  Includes 92,889 shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. and 5,937 shares held by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc.

2018 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Ordinary Shares and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for a Form 4 for Prof. Palti reporting the sale of shares under a 10b5-1 plan, which was filed two days late.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Once you have received notice from the Company or your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify the Company or your broker that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may notify your broker or direct your written request to: Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355. Shareholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the company and the reports of the directors and auditors before shareholders at a general meeting. Therefore, our accounts for the fiscal year ended December 31, 2017 will be presented to the shareholders at the Annual Meeting.

Shareholder Proposals and Nominations for the 2019 Annual General Meeting of Shareholders

To be considered for inclusion in our proxy materials for the 2019 annual general meeting of shareholders pursuant to the SEC’s Rule 14a-8, shareholder proposals must be submitted in writing by [●], 2019 to NovoCure’s company secretary at Second Floor, No. 4 The Forum, Grenville Street, St. Helier, Jersey, Channel Islands JE2 4UF. Otherwise, if you wish to

2018 Proxy Statement

submit a proposal to be considered at the 2018 annual general meeting of shareholders or nominate a director for election at such meeting, you must submit notice to NovoCure’s company secretary at the address above between January 8, 2019 and February 7, 2019.  You are also advised to review our Articles, which contain additional requirements related to our advance notice procedures. A copy of our Articles may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also request a copy of our Articles, without charge, from Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania 19355.

Other Matters

As of the date of this Proxy Statement, our Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our Annual Report will be mailed with this Proxy Statement to those shareholders that request and receive a copy of the proxy materials in the mail. Shareholders that received the Notice of Internet Availability can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at www.novocure.com and at the SEC’s website at www.sec.gov.

Upon written request by a Novocure shareholder, we will mail without charge a copy of our Annual Report, including our Annual Report on Form 10-K and the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, NovoCure Limited, at 20 Valley Stream Parkway, Suite 300, Malvern, Pennsylvania  19355.

By Order of the Board of Directors

William F. Doyle Chairman of the Board of Directors

April [●], 2018

2018 Proxy Statement

Appendix A

Proposed Amendments to Articles of Association

24.    APPOINTMENT OF DIRECTORS

24.1    For the purposes of this Article 24, each Director shall be elected by a vote passed by way of an Ordinary Resolution and in accordance with the voting provisions described more fully in Article 17 above. Solely for purposes of the election of Directors, the Directors (other than those Directors, if any, elected by the Holders of any class of Preferred Shares, voting separately as a class or together with one or more other such classes, as the case may be) ~~shall be~~are currently divided into (3) classes, as nearly equal in size as possible, designated Class I, Class II and Class III.  Directors already in office and nominated proposed new directors upon the date of the adoption of these Articles have previously been assigned to their respective classes.

At ~~24.2    Class I Directors shall initially serve for a term expiring at the first Annual General Meeting following the date the Ordinary Shares are first publicly traded on NASDAQ (the “IPO Date”), Class II Directors shall initially serve for a term expiring at the second Annual General Meeting following the IPO Date and Class III Directors shall initially serve for a term expiring at the third Annual General Meeting following the IPO Date. At each succeeding~~the 2018 Annual General Meeting, the successors to the ~~class of~~ Directors whose ~~term expires at that~~ terms expire at that meeting shall be elected to hold office for terms expiring at the 2021 Annual General Meeting. At the 2018 Annual General Meeting, those nominated new Directors designated as Class II directors shall be elected to hold office for terms expiring at the 2020 Annual General Meeting. At the 2019 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2020 Annual General Meeting. At the 2020 Annual General Meeting, the successors to the Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the 2021 Annual General Meeting. Thereafter all directors shall be elected for ~~a term~~terms expiring at the ~~third succeeding Annual General Meeting. If the number of such Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any such additional Director of any class elected to fill a newly created Directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of Directors remove or shorten the term of any incumbent Director.~~next Annual Meeting.

24.2    Any ~~such~~ Director shall hold office until the Annual General Meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his office is vacated in accordance with Article 25. Any Director elected by Members or appointed by the Board to fill a vacancy or as an additional Director shall hold office for a term that shall coincide with the remaining term ~~of that class~~ for which such Director shall have been chosen and until his or her successor shall be elected and qualified, or his office is vacated in accordance with Article 25.

24.3    ~~If, at any Annual General Meeting, one or more Directors in either of the two classes not required to retire at such meeting by the foregoing Articles desires to retire and not be eligible for re-election, then such Director or Directors may do so without affecting the retirement and eligibility for re-election of the Directors in the class that is required to retire at such meeting (subject to the minimum number of Directors set forth in Article 20.1). Similarly, if at any Annual General Meeting, there is a greater number of Directors nominated for election than there are vacancies created by Directors retiring at such meeting, such greater number of Directors may be elected at such meeting (subject to the maximum number of Directors set forth in Article 20.1). As a result of the foregoing, following the Annual General Meeting, the Board of Directors will be re-classified pursuant to Article 24.2 above for purposes of the next AnnualGeneral Meeting, if it is necessary to do so in order to achieve classes of equal or approximately equal size as provided for in such Article.~~

24.3    [RESERVED]

2018 Proxy Statement

24.4    In default a Director whose term expires at an Annual General Meeting shall be deemed to have been re-elected except in any of the following cases:

24.4.1    where at such meeting it is expressly resolved (by way of an Ordinary Resolution) not to fill the vacancy;

24.4.2    where ~~a resolution~~an Ordinary Resolution for the re-election of the retiring Director is put to the meeting and lost; or

24.4.3    where the retiring Director has given notice to the Company that he is unwilling to be re-elected.

24.5    The retirement and re-election of Directors shall not have effect until the conclusion of the Annual General Meeting.

24.6    A majority of the Directors then in office, acting upon the recommendation of the Independent Directors (or a committee thereof), shall have power at any time and from time to time to appoint any person to be a Director to fill Director vacancies resulting from any of the circumstances described in Article 25 below. Any Director who is so appointed shall hold office until the Annual General Meeting at which the Director he has replaced would have been due to retire and be made eligible for re-election under Article 24.2.

24.7    No person other than a Director retiring at the meeting shall, unless recommended by ~~the~~a majority of the Directors or the Independent Directors (or a committee thereof) for election, be eligible for appointment as a Director at any meeting unless no more than one hundred and twenty (120) and at least ninety (90) Clear Days’ notice expiring the anniversary of the preceding Annual General Meeting of the Company, and containing the information set out in the last sentence of this Article 24.7, shall be given to the Company of the intention of any Member or Members holding at least one tenth (1/10th) of the total voting rights of the Members who have the right to vote at general meetings to propose any person for election to the office of Director at the Annual General Meeting in that year, provided that (a) in the case of the first Annual General Meeting to be held in 2016, and (b) in the case of each subsequent Annual General Meeting beginning in 2017 whose date is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, such Notice must be received by the Company no earlier than one hundred and twenty (120) Clear Days prior to that meeting and no later than the later of sixty (60) Clear Days prior to the date of that meeting or the tenth (10th) Clear Day following the day on which public announcement of the date of that meeting was first made by the Company.

24.8    In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of Notice as described in this Article.

24.9    Notice to the Company from any relevant Member or Members sent pursuant to this Article shall set forth each person whom the Member or Members propose to nominate for election or re-election as a Director and all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the United States Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s Written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and shall be accompanied by notice in Writing signed by the person to be proposed of his or her willingness to be elected.

24.10    No person shall be eligible to be nominated by a Member to serve as a Director unless nominated in accordance with the procedures set forth in this Article 24. The chairman of the Annual General Meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed hereby, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions, unless otherwise required by the Law, if the Member (or a qualified representative of the Member) does not appear at any such meeting of the Company to present a nomination such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Article 24.10, to be considered a qualified representative of the Member, a person must be a duly authorised officer, manager or partner of such Member or

2018 Proxy Statement

must be authorised in Writing by such Member or an Electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such Writing or Electronic transmission, or a reliable reproduction of the Writing or Electronic transmission, at the meeting.

24.11    Without limiting the foregoing provisions, a Member shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Article 24 provided that any references in these Articles to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations pursuant to this Article 24, and compliance with this Article 24 shall be the exclusive means for a Member to make nominations.

24.12    The Company shall keep or cause to be kept a register of particulars with regard to its Directors in the manner required by the Law.

24.13    In addition to the foregoing, a Director may be appointed by a majority of the Directors. Any appointment may be to fill a vacancy or as an additional Director. Any resolution by the Directors to appoint a Director pursuant to this Article shall also specify the class (if any) to which the Director shall be designated.

2018 Proxy Statement

NovoCure Limited Second Floor, No. 4 The Forum Grenville Street St. Helier JE2 4UF Jersey, Channel Islands Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EST on May 28, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EST on May 28, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON  THE COMPANY NAME INC. - CLASS A  THE COMPANY NAME INC. - CLASS B  THE COMPANY NAME INC. - CLASS C  THE COMPANY NAME INC. - CLASS D  THE COMPANY NAME INC. - CLASS E  THE COMPANY NAME INC. - CLASS F  THE COMPANY NAME INC. - 401 K CONTROL # 0000000000000000  123,456,789,012.12345  123,456,789,012.12345  123,456,789,012.12345  123,456,789,012.12345  123,456,789,012.12345  123,456,789,012.12345  123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: x KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of two Class II and four Class III Directors Nominees For Against Abstain 1A Asaf Danziger 1B William F. Doyle 1C David T. Hung 1D Sherilyn D. McCoy 1E Charles G. Phillips III 1F William A. Vernon The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 0000375859_1 R1.0.1.17 2 The approval and ratification of the appointment, by the Audit Committee of our Board of Directors, of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the auditor and independent registered public accounting firm of the Company for the Company's fiscal year ending December 31, 2018. For Against Abstain 3 A non-binding advisory vote to approve executive compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 A non-binding advisory vote to approve the frequency of the advisory vote on executive compensation. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 5 The approval of an amendment to our Articles of Association to remove the classified structure of our Board, provide for the annual election of directors and allow our Board to appoint new directors between annual meetings. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB #Signature (Joint Owners) DateSHARES CUSIP # SEQUENCE #02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com NovoCure Limited Annual General Meeting of Shareholders May 31, 2018 10:00 AM EST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint Wilhelmus Groenhuysen, Todd Longsworth and Kimberly Burke, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of NovoCure Limited that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholder(s) to be held at 10:00 AM EST on May 31, 2018, at Novocure Limited on the Second Floor, No. 4 The Forum, Grenville Street, St. Helier JE2 4UF Jersey, Channel Islands, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side0000375859_2 R1.0.1.17